Exhibit 10-D

                                                             CONFORMED COPY


                          CHRYSLER CREDIT CANADA LTD.
                                  as Borrower

                        CHRYSLER FINANCIAL CORPORATION
                                  as Guarantor

                              ROYAL BANK OF CANADA
                                    as Agent

                       CANADIAN IMPERIAL BANK OF COMMERCE
                            THE BANK OF NOVA SCOTIA
                                  as Co-Agents

                             ROYAL BANK OF CANADA
                      CANADIAN IMPERIAL BANK OF COMMERCE
                           THE BANK OF NOVA SCOTIA
                               BANK OF MONTREAL
                          THE TORONTO-DOMINION BANK
                            BANK OF AMERICA CANADA
                           CHEMICAL BANK OF CANADA
                            CREDIT LYONNAIS CANADA
                             CREDIT SUISSE CANADA
                            MORGAN BANK OF CANADA
                           NATIONAL BANK OF CANADA
                             ABN AMRO BANK CANADA
                      BANQUE NATIONALE DE PARIS (CANADA)
                       SWISS BANK CORPORATION (CANADA)
                      UNION BANK OF SWITZERLAND (CANADA)
                        DAI-ICHI KANGYO BANK (CANADA)
                             DRESDNER BANK CANADA
                     NATIONAL WESTMINSTER BANK OF CANADA
                          SOCIETE GENERALE (CANADA)
                           THE BANK OF TOKYO CANADA
                                   as Lenders

___________________________________________________________________________


                                 $810,000,000

                          REVOLVING CREDIT AGREEMENT

                                 May 23, 1994

 ___________________________________________________________________________

                             TABLE OF CONTENTS

Section                                                                Page

                                 ARTICLE I

                              INTERPRETATION

    1.01 - Definitions . . . . . . . . . . . . . . . . . . . . . . . . .  2
           (a)  "Acceptance Fee" . . . . . . . . . . . . . . . . . . . .  2
           (b)  "Acceptance Rate". . . . . . . . . . . . . . . . . . . .  2
           (c)  "Affiliate". . . . . . . . . . . . . . . . . . . . . . .  2
           (d)  "Agent". . . . . . . . . . . . . . . . . . . . . . . . .  3
           (e)  "Agent's Account for Payments" . . . . . . . . . . . . .  3
           (f)  "Agent's Branch of Account". . . . . . . . . . . . . . .  3
           (g)  "Agreement". . . . . . . . . . . . . . . . . . . . . . .  3
           (h)  "Applicable Laws". . . . . . . . . . . . . . . . . . . .  3
           (i)  "Average Compensation" . . . . . . . . . . . . . . . . .  3
           (j)  "BA Discount Proceeds" . . . . . . . . . . . . . . . . .  4
           (k)  "BA Discount Rate" . . . . . . . . . . . . . . . . . . .  4
           (l)  "Bankers' Acceptance". . . . . . . . . . . . . . . . . .  4
           (m)  "Banking Day". . . . . . . . . . . . . . . . . . . . . .  4
           (n)  "BNS". . . . . . . . . . . . . . . . . . . . . . . . . .  4
           (o)  "Borrower" . . . . . . . . . . . . . . . . . . . . . . .  4
           (p)  "Borrowing". . . . . . . . . . . . . . . . . . . . . . .  4
           (q)  "Branch of Account". . . . . . . . . . . . . . . . . . .  5
           (r)  "Business Day" . . . . . . . . . . . . . . . . . . . . .  5
           (s)  "Canadian Dollar Amount" . . . . . . . . . . . . . . . .  5
           (t)  "Canadian Dollars" . . . . . . . . . . . . . . . . . . .  5
           (u)  "Capital Leases" . . . . . . . . . . . . . . . . . . . .  5
           (v)  "Capital Notes". . . . . . . . . . . . . . . . . . . . .  5
           (w)  "CDOR Rate". . . . . . . . . . . . . . . . . . . . . . .  5
           (x)  "CFC". . . . . . . . . . . . . . . . . . . . . . . . . .  6
           (y)  "CFC 1994 Credit Agreement". . . . . . . . . . . . . . .  6
           (z)  "Change in Capital Requirement". . . . . . . . . . . . .  6
           (aa) "Chartered Bank" . . . . . . . . . . . . . . . . . . . .  6
           (ab) "Chrysler Canada". . . . . . . . . . . . . . . . . . . .  6
           (ac) "Chrysler Corporation" . . . . . . . . . . . . . . . . .  6
           (ad) "CIBC" . . . . . . . . . . . . . . . . . . . . . . . . .  6
           (ae) "Co-Agents". . . . . . . . . . . . . . . . . . . . . . .  6
           (af) "Commitment" . . . . . . . . . . . . . . . . . . . . . .  6
           (ag) "Consolidated Tangible Net Worth". . . . . . . . . . . .  6
           (ah) "Conversion Date". . . . . . . . . . . . . . . . . . . .  7
           (ai) "Credit Facility". . . . . . . . . . . . . . . . . . . .  7
           (aj) "D&P". . . . . . . . . . . . . . . . . . . . . . . . . .  7
           (ak) "Drawdown Date". . . . . . . . . . . . . . . . . . . . .  7
           (al) "Effective Date" . . . . . . . . . . . . . . . . . . . .  7
           (am) "Equivalent Amount". . . . . . . . . . . . . . . . . . .  7
           (an) "Event of Default" . . . . . . . . . . . . . . . . . . .  7
           (ao) "Existing Credit Agreement". . . . . . . . . . . . . . .  8
           (ap) "Facility Fee Rate". . . . . . . . . . . . . . . . . . .  8
           (aq) "Final Date" . . . . . . . . . . . . . . . . . . . . . .  8
           (ar) "Final Utilization Period" . . . . . . . . . . . . . . .  8
           (as) "Finance Business" . . . . . . . . . . . . . . . . . . .  8
           (at) "Finance Subsidiary" . . . . . . . . . . . . . . . . . .  8
           (au) "Fitch". . . . . . . . . . . . . . . . . . . . . . . . .  8
           (av) "GAAP" . . . . . . . . . . . . . . . . . . . . . . . . .  8
           (aw) "Governmental Authority" . . . . . . . . . . . . . . . .  8
           (ax) "Guarantee". . . . . . . . . . . . . . . . . . . . . . .  9
           (ay) "Increased Costs". . . . . . . . . . . . . . . . . . . .  9
           (az) "Indebtedness" . . . . . . . . . . . . . . . . . . . . .  9
           (ba) "Interest Date". . . . . . . . . . . . . . . . . . . . .  9
           (bb) "Interest Determination Date". . . . . . . . . . . . . .  9
           (bc) "Interest Payment Date". . . . . . . . . . . . . . . . .  9
           (bd) "Lenders". . . . . . . . . . . . . . . . . . . . . . . .  9
           (be) "Lender's Proportion". . . . . . . . . . . . . . . . . .  9
           (bf) "Level". . . . . . . . . . . . . . . . . . . . . . . . .  9
           (bg) "Level I". . . . . . . . . . . . . . . . . . . . . . . .  9
           (bh) "Level II" . . . . . . . . . . . . . . . . . . . . . . .  9
           (bi) "Level III". . . . . . . . . . . . . . . . . . . . . . .  9
           (bj) "Level IV" . . . . . . . . . . . . . . . . . . . . . . . 10
           (bk) "Level V". . . . . . . . . . . . . . . . . . . . . . . . 10
           (bl) "Libor". . . . . . . . . . . . . . . . . . . . . . . . . 10
           (bm) "Libor Interest Date". . . . . . . . . . . . . . . . . . 10
           (bn) "Libor Interest Period". . . . . . . . . . . . . . . . . 11
           (bo) "Libor Loan" . . . . . . . . . . . . . . . . . . . . . . 11
           (bp) "Libor Margin" . . . . . . . . . . . . . . . . . . . . . 11
           (bq) "Libor Repayment Date" . . . . . . . . . . . . . . . . . 11
           (br) "Lien" . . . . . . . . . . . . . . . . . . . . . . . . . 11
           (bs) "Loan" . . . . . . . . . . . . . . . . . . . . . . . . . 11
           (bt) "Majority Lenders" . . . . . . . . . . . . . . . . . . . 12
           (bu) "Maturity Date". . . . . . . . . . . . . . . . . . . . . 12
           (bv) "Moody's". . . . . . . . . . . . . . . . . . . . . . . . 12
           (bw) "New Lender" . . . . . . . . . . . . . . . . . . . . . . 12
           (bx) "Obligations". . . . . . . . . . . . . . . . . . . . . . 12
           (by) "Permitted Encumbrances" . . . . . . . . . . . . . . . . 12
           (bz) "Person" . . . . . . . . . . . . . . . . . . . . . . . . 13
           (ca) "Prime Loan" . . . . . . . . . . . . . . . . . . . . . . 14
           (cb) "Prime Rate" . . . . . . . . . . . . . . . . . . . . . . 14
           (cc) "Prime Rate Margin". . . . . . . . . . . . . . . . . . . 14
           (cd) "Quarterly Utilization Period" . . . . . . . . . . . . . 14
           (ce) "Rating Agencies". . . . . . . . . . . . . . . . . . . . 14
           (cf) "Receivables". . . . . . . . . . . . . . . . . . . . . . 14
           (cg) "Royal". . . . . . . . . . . . . . . . . . . . . . . . . 14
           (ch) "S&P". . . . . . . . . . . . . . . . . . . . . . . . . . 14
           (ci) "Schedules". . . . . . . . . . . . . . . . . . . . . . . 14
           (cj) "Short-Term Fixed Rate Loan" . . . . . . . . . . . . . . 14
           (ck) "Short-Term Fixed Rate Margin" . . . . . . . . . . . . . 15
           (cl) "Significant Subsidiary" . . . . . . . . . . . . . . . . 15
           (cm) "Special Purpose Subsidiary" . . . . . . . . . . . . . . 15
           (cn) "Status" . . . . . . . . . . . . . . . . . . . . . . . . 15
           (co) "Subsidiary" . . . . . . . . . . . . . . . . . . . . . . 15
           (cp) "Tax". . . . . . . . . . . . . . . . . . . . . . . . . . 15
           (cq) "Terminated Lender". . . . . . . . . . . . . . . . . . . 16
           (cr) "Total Commitment" . . . . . . . . . . . . . . . . . . . 16
           (cs) "Tranche A Facility" . . . . . . . . . . . . . . . . . . 16
           (ct) "Tranche B Facility" . . . . . . . . . . . . . . . . . . 16
           (cu) "United States Dollars". . . . . . . . . . . . . . . . . 16
           (cv) "US Base Rate" . . . . . . . . . . . . . . . . . . . . . 16
           (cw) "Utilization". . . . . . . . . . . . . . . . . . . . . . 16
           (cx) "Utilization Period" . . . . . . . . . . . . . . . . . . 16
    1.02 - Headings and Table of Contents. . . . . . . . . . . . . . . . 16
    1.03 - References. . . . . . . . . . . . . . . . . . . . . . . . . . 16
    1.04 - Rules of Interpretation . . . . . . . . . . . . . . . . . . . 17
    1.05 - Accounting Terms. . . . . . . . . . . . . . . . . . . . . . . 17
    1.06 - Time. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

                                ARTICLE II

                      REPRESENTATIONS AND WARRANTIES

    2.01 - Representations and Warranties of the Borrower. . . . . . . . 17
            (a) Status . . . . . . . . . . . . . . . . . . . . . . . . . 17
            (b) Power. . . . . . . . . . . . . . . . . . . . . . . . . . 17
            (c) No Conflict. . . . . . . . . . . . . . . . . . . . . . . 18
            (d) Binding Effect . . . . . . . . . . . . . . . . . . . . . 18
            (e) Litigation . . . . . . . . . . . . . . . . . . . . . . . 18
            (f) Compliance with Other Instruments: . . . . . . . . . . . 18
            (g) No Default . . . . . . . . . . . . . . . . . . . . . . . 18
            (h) Financial Statements . . . . . . . . . . . . . . . . . . 19
            (i) Reports, etc.. . . . . . . . . . . . . . . . . . . . . . 19
            (j) No Material Adverse Change . . . . . . . . . . . . . . . 19
            (k) Title. . . . . . . . . . . . . . . . . . . . . . . . . . 19
            (l) Tax Returns. . . . . . . . . . . . . . . . . . . . . . . 19
            (m) Compliance with Laws . . . . . . . . . . . . . . . . . . 19
    2.02 - Deemed Repetition . . . . . . . . . . . . . . . . . . . . . . 20

                                ARTICLE III

                          THE TRANCHE A FACILITY

    3.01 - Obligation of each of the Lenders . . . . . . . . . . . . . . 20
    3.02 - Manner of Borrowing under the Tranche A Facility. . . . . . . 20
    3.03 - Repayment of Tranche A Facility Borrowings. . . . . . . . . . 21
    3.04 - No Pro Rata Allocation. . . . . . . . . . . . . . . . . . . . 22

                                ARTICLE IV

                          THE TRANCHE B FACILITY

    4.01 - Obligation of each of the Lenders . . . . . . . . . . . . . . 22
    4.02 - Manner of Borrowing under the Tranche B Facility by way of Prime Loans and Libor Loans. . . . . . . . . . . . . . . . 22
    4.03 - Pro Rata Treatment of Borrowings. . . . . . . . . . . . . . . 24
    4.04 - Repayment of Tranche A Facility Borrowings Using
           Tranche B Facility. . . . . . . . . . . . . . . . . . . . . . 24
    4.05 - Repayment under the Tranche B Facility. . . . . . . . . . . . 25
    4.06 - Conversion Option . . . . . . . . . . . . . . . . . . . . . . 25

                                 ARTICLE V

                            THE CREDIT FACILITY

    5.01 - Borrowings During the Term of this Agreement. . . . . . . . . 26
    5.02 - Cancellation During the Term of This Agreement. . . . . . . . 26
    5.03 - Repayment of Borrowings on Maturity Date. . . . . . . . . . . 26
    5.04 - Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
    5.05 - Reliance on Oral Instructions . . . . . . . . . . . . . . . . 27

                                ARTICLE VI

                    INTEREST, FEES, COSTS AND EXPENSES

    6.01 - Payment of Interest on Prime Loans. . . . . . . . . . . . . . 27
    6.02 - Payment of Interest on Short-Term Fixed Rate
           Borrowings. . . . . . . . . . . . . . . . . . . . . . . . . . 28
    6.03 - Payment of Interest on Libor Loans. . . . . . . . . . . . . . 28
    6.04 - Utilization . . . . . . . . . . . . . . . . . . . . . . . . . 28
    6.05 - Default Interest and Indemnity. . . . . . . . . . . . . . . . 29
    6.06 - Facility Fee. . . . . . . . . . . . . . . . . . . . . . . . . 29
    6.07 - Agency Fee. . . . . . . . . . . . . . . . . . . . . . . . . . 30
    6.08 - Computation of Interest for Interest Act Purposes . . . . . . 30
    6.09 - Limit on Rate of Interest . . . . . . . . . . . . . . . . . . 30
    6.10 - Increased Costs . . . . . . . . . . . . . . . . . . . . . . . 30
    6.11 - Changes in Capital Requirements . . . . . . . . . . . . . . . 31
    6.12 - Illegality. . . . . . . . . . . . . . . . . . . . . . . . . . 34
    6.13 - Substitute Basis of Libor Borrowing . . . . . . . . . . . . . 34
    6.14 - Indemnity for Libor Loans and Short-Term Fixed Rate
           Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
    6.15 - Replacement of Lenders. . . . . . . . . . . . . . . . . . . . 35


                                ARTICLE VII

                           BANKERS' ACCEPTANCES

    7.01 - Issue of Bankers' Acceptances . . . . . . . . . . . . . . . . 36
    7.02 - Conditions Applicable to Bankers' Acceptances . . . . . . . . 36
            (a) Notice . . . . . . . . . . . . . . . . . . . . . . . . . 36
            (b) Minimum Borrowing. . . . . . . . . . . . . . . . . . . . 37
            (c) Face Amounts . . . . . . . . . . . . . . . . . . . . . . 37
            (d) Term . . . . . . . . . . . . . . . . . . . . . . . . . . 37
            (e) Bankers' Acceptances in Blank. . . . . . . . . . . . . . 37
            (f) Execution of Bankers' Acceptances. . . . . . . . . . . . 37
            (g) Issuance of Bankers' Acceptances . . . . . . . . . . . . 38
            (h) Acceptance of Bankers' Acceptances . . . . . . . . . . . 38
            (i) Purchase of Bankers' Acceptances . . . . . . . . . . . . 38
            (j) Sale of Bankers' Acceptances . . . . . . . . . . . . . . 38
            (k) Waiver of Presentment and Other Conditions . . . . . . . 38
    7.03 - Repayment of Bankers' Acceptances . . . . . . . . . . . . . . 39
    7.04 - Acceptance Fees . . . . . . . . . . . . . . . . . . . . . . . 39
    7.05 - Cash Cover Accounts . . . . . . . . . . . . . . . . . . . . . 39

                               ARTICLE VIII

                   PAYMENTS AND EVIDENCE OF INDEBTEDNESS

    8.01 - Place and Currency of Payment . . . . . . . . . . . . . . . . 40
    8.02 - Application of Payments Prior to an Event of Default. . . . . 40
    8.03 - Manner of Payment and Taxes . . . . . . . . . . . . . . . . . 40
    8.04 - No Set-Off. . . . . . . . . . . . . . . . . . . . . . . . . . 41
    8.05 - Evidence of Indebtedness. . . . . . . . . . . . . . . . . . . 41

                                ARTICLE IX

                           CONDITIONS PRECEDENT

    9.01 - Conditions to Effectiveness . . . . . . . . . . . . . . . . . 42
    9.02 - Conditions Precedent to all Borrowings. . . . . . . . . . . . 44
    9.03 - Waiver of a Condition Precedent . . . . . . . . . . . . . . . 44
    9.04 - Existing Credit Agreement . . . . . . . . . . . . . . . . . . 44

                                 ARTICLE X

                         COVENANTS OF THE BORROWER

    10.01 - Affirmative Covenants of the Borrower. . . . . . . . . . . . 45
            (1) Financial Statements, etc. . . . . . . . . . . . . . . . 45
            (2) Payment and Performance of Obligations.. . . . . . . . . 46
            (3) Maintenance of Existence and Property. . . . . . . . . . 47
            (4) Notices. . . . . . . . . . . . . . . . . . . . . . . . . 47
            (5) Change in Debt Ratings . . . . . . . . . . . . . . . . . 48
    10.02 - Negative Covenants of the Borrower . . . . . . . . . . . . . 48
            (1) Consolidated Tangible Net Worth. . . . . . . . . . . . . 48
            (2) Limitation on Transactions with Affiliates.. . . . . . . 48
            (3) Limitation on Fundamental Changes. . . . . . . . . . . . 48
            (4) Limitation on Liens. . . . . . . . . . . . . . . . . . . 49

                                ARTICLE XI

                         REIMBURSEMENT OF EXPENSES

    11.01 - Reimbursement of Expenses. . . . . . . . . . . . . . . . . . 50

                                ARTICLE XII

                             EVENTS OF DEFAULT

    12.01 - Events of Default. . . . . . . . . . . . . . . . . . . . . . 51
    12.02 - Acceleration . . . . . . . . . . . . . . . . . . . . . . . . 53
    12.03 - Waiver of Default. . . . . . . . . . . . . . . . . . . . . . 54
    12.04 - Application and Sharing of Payments Following
            Acceleration . . . . . . . . . . . . . . . . . . . . . . . . 54

                               ARTICLE XIII

                                 REMEDIES

    13.01 - Remedies Cumulative. . . . . . . . . . . . . . . . . . . . . 55
    13.02 - Set-Off. . . . . . . . . . . . . . . . . . . . . . . . . . . 55
    13.03 - Lenders May Perform Covenants. . . . . . . . . . . . . . . . 56

                                ARTICLE XIV

                         THE AGENT AND THE LENDERS

    14.01 - Authorization of Agent . . . . . . . . . . . . . . . . . . . 56
    14.02 - Arrangements for Tranche B Facility Borrowings . . . . . . . 56
    14.03 - Arrangements for Repayment of Tranche B Facility
            Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . 57
    14.04 - Repayment by Lenders to Agent. . . . . . . . . . . . . . . . 57
    14.05 - Disclaimer of Agent. . . . . . . . . . . . . . . . . . . . . 58
    14.06 - Acknowledgement of Lenders . . . . . . . . . . . . . . . . . 58
    14.07 - Successor Agent. . . . . . . . . . . . . . . . . . . . . . . 59
    14.08 - Notices Between the Lenders and the Agent. . . . . . . . . . 59
    14.09 - Relations with Borrower and CFC. . . . . . . . . . . . . . . 59
    14.10 - Reliance by Agent on Notices, etc. . . . . . . . . . . . . . 59
    14.11 - Reimbursement for Agent's Expenses . . . . . . . . . . . . . 60
    14.12 - Action by Agent. . . . . . . . . . . . . . . . . . . . . . . 60
    14.13 - Waivers, Amendments, etc.. . . . . . . . . . . . . . . . . . 60
            (a) In Writing . . . . . . . . . . . . . . . . . . . . . . . 60
            (b) Agent's Consent. . . . . . . . . . . . . . . . . . . . . 60
            (c) Unanimous Consent. . . . . . . . . . . . . . . . . . . . 60
    14.14 - Failure to Act . . . . . . . . . . . . . . . . . . . . . . . 61
    14.15 - Agent's Duty to Deliver Documents, etc. Obtained from the Borrower and CFC . . . . . . . . . . . . . . . . . . . . 61
    14.16 - No Partnership . . . . . . . . . . . . . . . . . . . . . . . 62
    14.17 - Adjustments Among Lenders. . . . . . . . . . . . . . . . . . 62
    14.18 - Amendment of this Article XIV. . . . . . . . . . . . . . . . 63
    14.19 - Indemnification of Agent . . . . . . . . . . . . . . . . . . 63
    14.20 - The Co-Agents. . . . . . . . . . . . . . . . . . . . . . . . 63

                                ARTICLE XV

               SUCCESSORS AND ASSIGNS, JUDGMENT CURRENCY AND
                               GOVERNING LAW

    15.01 - Successors and Assigns; Participations . . . . . . . . . . . 64
    15.02 - Judgment Currency. . . . . . . . . . . . . . . . . . . . . . 65
    15.03 - Governing Law. . . . . . . . . . . . . . . . . . . . . . . . 65
    15.04 - Submission to Jurisdiction . . . . . . . . . . . . . . . . . 65

                                ARTICLE XVI

                                  NOTICE

    16.01 - Form and Address for Notice. . . . . . . . . . . . . . . . . 66

                               ARTICLE XVII

                               MISCELLANEOUS

    17.01 - Severability . . . . . . . . . . . . . . . . . . . . . . . . 66
    17.02 - Counterparts . . . . . . . . . . . . . . . . . . . . . . . . 66
    17.03 - Further Assurances . . . . . . . . . . . . . . . . . . . . . 66
    17.04 - Term of Agreement. . . . . . . . . . . . . . . . . . . . . . 67
    17.05 - New Lenders. . . . . . . . . . . . . . . . . . . . . . . . . 67
    17.06 - Increase in Commitments. . . . . . . . . . . . . . . . . . . 67
    17.07 - Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . 68

                           REVOLVING CREDIT AGREEMENT


         THIS REVOLVING CREDIT AGREEMENT is made as of the 23rd day of May, 1994


B E T W E E N:

         CHRYSLER CREDIT CANADA LTD., a corporation incorporated under the laws of Canada, having its registered office at Suite 201, 2233 Argentia Road, in the City of Mississauga, Province of Ontario, L5N 2X7, Canada,

                                   - and -

         each of the banks named on the signature pages hereto or which become Lenders,

                                   - and -

         ROYAL BANK OF CANADA, a Canadian chartered bank having its head office in the City of Montreal, Province of Quebec, and a branch in the City of Toronto, Province of Ontario, in its capacity as Agent,

                                   - and -

         CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian chartered bank having its head office in the City of Toronto, Province of Ontario, and a branch in the City of Toronto, Province of Ontario, in its capacity as Co-Agent,

                                   - and -

         THE BANK OF NOVA SCOTIA, a Canadian chartered bank having its head office in the City of Halifax, Province of Nova Scotia, and a branch in the City of Toronto, Province of Ontario, in its capacity as Co-Agent.


         WHEREAS the Borrower, has requested that the Agent, the Co-Agents and the Lenders enter into this Revolving Credit Agreement for the purpose of providing the Borrower with a credit facility in the initial amount of eight hundred and ten million Canadian Dollars ($810,000,000) or the Equivalent Amount in United States Dollars;

         AND WHEREAS the Borrower is a Subsidiary of CFC;

         AND WHEREAS to induce the Agent, the Co-Agents and the Lenders to enter into this Revolving Credit Agreement with the Borrower and for other good and valuable consideration, CFC has agreed to enter into the Guarantee pursuant to which it will guarantee the Borrower's Obligations;

         NOW THEREFORE, in consideration of the premises, the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:


                                   ARTICLE I

                                 INTERPRETATION

Section 1.01 - Definitions

In this Agreement, unless something in the subject matter or context is inconsistent therewith:

    (a) "Acceptance Fee" means the fee payable to each Lender in respect of Bankers' Acceptances computed in accordance with Section 7.04;


    (b) "Acceptance Rate" means, in respect of any Bankers' Acceptance accepted by a Lender on any day, the applicable percentage per annum set forth below based on the Status and Utilization on such day (provided that if the Commitments have been terminated prior to such date, the Utilization for such date shall be deemed to be greater than 33-1/3%):

                             Level I     Level II    Level III   Level IV    Level V
                             Status      Status      Status      Status      Status
         If Utilization
         is less than
         or equal to
         33-1/3%:            0.3125%     0.4000%     0.4000%     0.5000%     0.7500%

         If Utilization
         is greater
         than 33-1/3%:       0.4375%     0.5250%     0.5250%     0.6250%     0.8750%

    (c) "Affiliate" of any corporation means any Person which, directly or indirectly, controls or is controlled by or is under common control with such corporation. For the purposes of this definition, "control" (including, with correlative meanings, the terms, "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or by any other means whatsoever;

    (d) "Agent" means Royal when acting in its capacity as agent hereunder and includes any successor agent appointed pursuant to
         Section 14.07;

    (e)  "Agent's Account for Payments" means:

           (i) for all payments in Canadian Dollars, the following account maintained by the Agent at its Toronto main branch, to which payments and transfers are to be effected as follows:

                Royal Bank of Canada, Toronto, Ontario, Swift Address:
                ROYCCAT2, account number 0002-266-760-8, RBC Loan
                Syndications, Toronto, Reference: "Chrysler Credit Canada Ltd."; and

          (ii) for all payments in US Dollars, the following account maintained by the Agent at its Toronto main branch, to which payments and transfers are to be effected as follows:

                Royal Bank of Canada, Toronto, Ontario, transit number 0002, account number 408-919-9, RBC Loan Syndications, Toronto, Reference: "Chrysler Credit Canada Ltd."

          or such other account of the Agent as the Agent may at any time advise the Borrower and the Lenders in writing;

     (f) "Agent's Branch of Account" means the Loan Structuring and Syndications office of the Agent located at South Tower, Royal Bank Plaza, 200 Bay Street, Toronto, Ontario, Canada M5J 2J5 (Fax No. (416) 974-2407) or such other office or branch of the Agent in Canada as the Agent may at any time advise the Borrower and the Lenders in writing;

     (g) "Agreement" means this Revolving Credit Agreement, including the Schedules, as further supplemented, amended, modified or restated from time to time;

     (h) "Applicable Laws" means, with respect to any Person, property, transaction or event, all present or future applicable laws, statutes, regulations, treaties, judgments and decrees and (whether or not having the force of law) all applicable official directives, rules, consents, approvals, authorizations, guidelines, orders and policies of any governmental bodies or Persons having authority over any such Person, property, transaction or event;

     (i)  "Average Compensation" has the meaning given to that term in
          Section 6.11(a);

     (j) "BA Discount Proceeds" means, in respect of any Bankers' Acceptance to be purchased by a Lender on any day under Section 7.02(g), an amount (rounded to the nearest whole cent, and with one-half of one cent being rounded up) calculated on such day by dividing:

           (i)  the face amount of such Bankers' Acceptance; by

          (ii)  the sum of one plus the product of:

                (A) such Lender's BA Discount Rate (expressed as a decimal) applicable to such Bankers' Acceptance; and

                (B) a fraction, the numerator of which is the number of days remaining in the term of such Bankers' Acceptance and the denominator of which is the number of days in the calendar year in which the Bankers' Acceptance is issued, being three hundred and sixty-five (365) or three hundred and sixty-six (366), as applicable;

                with such product being rounded up or down to the fifth decimal place and .000005 being rounded up;

     (k) "BA Discount Rate" applicable to a Bankers' Acceptance being purchased by a Lender on any day means the percentage discount rate (expressed to two decimal places) determined by such Lender to be the percentage discount rate at which such Lender would, in accordance with its normal practices, at or about 10:00 a.m. on such day, be prepared to purchase bankers' acceptances accepted by such Lender having a comparable maturity date as the maturity date of such Bankers' Acceptance;

     (l) "Bankers' Acceptance" means a bill of exchange denominated in Canadian Dollars drawn by the Borrower and accepted by a Lender pursuant to Article VII;

     (m) "Banking Day" means a Business Day on which dealings in US Dollar deposits by and between banks in the London interbank market may be conducted;

     (n)  "BNS" means The Bank of Nova Scotia and its successors;

     (o) "Borrower" means Chrysler Credit Canada Ltd., a corporation incorporated under the laws of Canada;

     (p) "Borrowing" means a utilization of the Credit Facility by way of a Prime Loan or Short-Term Fixed Rate Loan in the case of the Tranche A Facility and by way of a Prime Loan, Libor Loan or the acceptance of a Bankers' Acceptance in the case of the Tranche B Facility;

     (q) "Branch of Account" means, with respect to each Lender, the branch or office of such Lender at the address set out opposite such Lender's name on the signature pages hereto or, if applicable, in a Supplement in the form and substance set out in Schedule "L" or Schedule "N", or such other branch or office in Canada as such Lender may advise the Borrower and the Agent in writing provided that, for purposes of delivering any notice required to be delivered by the Agent to a Lender pursuant to
          Section 14.02 and for purposes of effecting any payments to a Lender in connection with this Agreement, a Lender may specify in writing any other branch or office of such Lender in Canada and such branch or office shall thereafter be the Branch of Account of such Lender for such purposes;

     (r) "Business Day" means a day on which banks are open for business in Toronto, Ontario, Canada but excludes Saturday, Sunday and any other day which is a legal holiday in Toronto, Ontario, Canada and, with respect to any day on which any payments are to be made hereunder in US Dollars, also excludes a day on which commercial banks in New York, New York are authorized or required by law to close;

     (s) "Canadian Dollar Amount" means for any amount on any particular date the aggregate of:

           (i) the portion, if any, of the amount on such date denominated in Canadian Dollars, and

          (ii) the Equivalent Amount in Canadian Dollars (determined on such date) of the portion, if any, of the amount on such date denominated in US Dollars;

     (t) "Canadian Dollars" and the symbols "$" and "Cdn$" each means lawful money of Canada;

     (u) "Capital Leases" means, with respect to any Person, any lease or other arrangement relating to property or assets which would be required to be accounted for as a capital lease obligation on a balance sheet of the Person if such balance sheet were prepared in accordance with GAAP;

     (v) "Capital Notes" shall mean any notes made by the Borrower in favour of CFC that are issued for cash at par and are subordinated substantially on the terms set out in Schedule "P" in right of payment to the Obligations;

     (w) "CDOR Rate" means, on any day, the annual rate of interest which is the rate based on an average 30 day rate applicable to Canadian Dollar bankers' acceptances appearing on the "Reuters Screen CDOR Page" (as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time) as of 10:00 a.m. on such day, or if such day is not a Business Day, then on the immediately preceding Business Day; provided, however, if such rate does not appear on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any day shall be calculated as the arithmetic mean of the 30 day rates applicable to Canadian Dollar bankers' acceptances quoted by four major Schedule I Chartered Banks as of 10:00 a.m. on such day, or if such day is not a Business Day, then on the immediately preceding Business Day. Initially, the four major Schedule I Chartered Banks will be Bank of Montreal, BNS, Royal and CIBC.
          If less than four of the institutions described in the immediately preceding sentence quote the aforementioned rate on the days and at the times described above, the "CDOR Rate" shall be such other rate or rates as the parties may agree;

     (x) "CFC" means Chrysler Financial Corporation, a corporation incorporated under the laws of the State of Michigan, one of the United States of America;

     (y) "CFC 1994 Credit Agreement" means the Revolving Credit Agreement dated as of May 23, 1994 between CFC as borrower, the commercial banks party thereto, Chemical Bank as agent and Chemical Securities Inc. as arranger;

     (z) "Change in Capital Requirement" has the meaning given to that term in Section 6.11(a);

     (aa) "Chartered Bank" means a bank named on Schedule I or Schedule II to the Bank Act (Canada);

     (ab) "Chrysler Canada" means Chrysler Canada Ltd., a corporation incorporated under the laws of Canada;

     (ac) "Chrysler Corporation" means Chrysler Corporation, a corporation incorporated under the laws of the State of Delaware, one of the United States of America;

     (ad) "CIBC" means Canadian Imperial Bank of Commerce and its successors;

     (ae) "Co-Agents" means CIBC and BNS when acting in their capacities as co-agents hereunder;

     (af) "Commitment" means, with respect to any Lender, the obligation of such Lender to make available to the Borrower advances under the Credit Facility in the aggregate outstanding amount of up to but not exceeding the amount set opposite its name under the heading Commitment on the signature pages of this Agreement (or its Equivalent Amount in US Dollars in the case of Libor Loans), as the same is increased or reduced from time to time in accordance with the terms of this Agreement;

     (ag) "Consolidated Tangible Net Worth" means, at any date, the amount which would appear in accordance with GAAP on a consolidated balance sheet of the Borrower and its Subsidiaries opposite the heading "total shareholders' investment" (or any similar item) plus the aggregate unpaid principal amount of the Capital Notes, less the aggregate net book value (after deducting any reserves applicable thereto) of all items of the following character which are included in the consolidated assets of the Borrower and its
          Subsidiaries:

           (i) franchises, licences, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, experimental or organizational expense, and other like intangibles,

          (ii) deferred charges and prepaid expenses (other than prepaid interest, insurance and taxes),

         (iii)  unamortized debt discount and expense,

          (iv) assets which are pledged or deposited as security for or for the purpose of paying any obligations, contingent or otherwise, which are not included in consolidated liabilities, and

           (v) amounts in respect of capital stock, promissory notes and other securities issued by the Borrower or a Subsidiary and held in its treasury;

     (ah) "Conversion Date" means the date which the Borrower notifies the Agent at the Agent's Branch of Account as being the date on which the Borrower has elected to convert a Borrowing or a portion of it pursuant to Section 4.06;

     (ai) "Credit Facility" means the Tranche A Facility and the Tranche B Facility;

     (aj) "D&P" means Duff & Phelps Credit Rating Company and its successors.

     (ak) "Drawdown Date" means a Business Day on which a Borrowing is to be made by way of Loans or Bankers' Acceptances;

     (al) "Effective Date" means the later of May 23, 1994 and the date on which the conditions set forth in Section 9.01 shall have been satisfied or waived;

     (am) "Equivalent Amount" means, in one currency (the "First Currency") the amount of the First Currency which is required to purchase a fixed amount in another currency (the "Other Currency") on any Business Day at the Bank of Canada's noon mid-point spot rate for the Other Currency against the First Currency on such Business Day (as quoted or published from time to time by the Bank of Canada) or, if the date of determination is not a Business Day, on the Business Day immediately preceding such date of determination, or at such other rate as may have been agreed to by the Borrower and the Agent;

     (an) "Event of Default" means any of the events or circumstances set out in Section 12.01;

     (ao) "Existing Credit Agreement" means the Amended and Restated Credit Agreement dated as of January 27, 1993 between the Borrower, CFC, the Agent and the financial institutions listed on the signature pages thereto;

     (ap) "Facility Fee Rate" means, for any day, the rate per annum set forth below opposite the Status in effect on such day:

          Status                   Facility Fee Rate
          Level I Status                0.1875%
          Level II Status               0.2000%
          Level III Status              0.2250%
          Level IV Status               0.2500%
          Level V Status                0.3750%

     (aq) "Final Date" has the meaning given to that term in Section 6.06;

     (ar) "Final Utilization Period" has the meaning given to that term in
          Section 6.04;

     (as) "Finance Business" means (i) the small loan, personal finance, consumer finance or instalment credit business (including the business of making collateral loans secured by credit obligations or personal property), (ii) the sales finance business and the business of purchasing notes and accounts receivable (whether or not repayable in instalments) and interests therein, (iii) the commercial financing and factoring business as generally conducted, including the leasing of tangible personal property, and (iv) any business (including securitizations and other receivables based transactions) related to or conducted in connection with any business of the character referred to in the foregoing clauses (i), (ii) and (iii) other than insurance underwriting;

     (at) "Finance Subsidiary" means any Subsidiary which is engaged primarily in the Finance Business;

     (au) "Fitch" means Fitch Investors Service, Inc. and its successors;

     (av) "GAAP" means generally accepted accounting principles in Canada in effect from time to time except that for the purpose of determining compliance with the covenants set forth in Section 10.02, "GAAP" means generally accepted accounting principles in Canada in effect on December 31, 1993 applied consistently with those used in compiling the Borrower's 1993 financial statements;

     (aw) "Governmental Authority" means any nation or government, any province, state or other political subdivision thereof and any entity exercising executive, legislative, regulatory or administrative functions of or pertaining to government;

     (ax) "Guarantee" means the Guarantee dated as of May 23, 1994 given by CFC in connection with this Agreement, substantially in the form and substance set out in Schedule "G";

     (ay) "Increased Costs" has the meaning given to that term in Section
          6.10;

     (az) "Indebtedness" means, at any date, (i) indebtedness for borrowed money or for the deferred purchase price of property or services which would appear on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP and (ii) obligations of the Borrower or any Subsidiary of the Borrower under leases which would appear as Capital Leases on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP;

     (ba) "Interest Date" means, with respect to Prime Loans, the first Business Day of each calendar month and the date of any repayment or Conversion Date of such Prime Loans;

     (bb) "Interest Determination Date" means, with respect to a Libor Loan, the date which is two (2) Banking Days prior to the first day of the Libor Interest Period applicable to the Libor Loan;

     (bc) "Interest Payment Date" has the meaning given to that term in
          Section 6.04;

     (bd) "Lenders" means all of the Chartered Banks named on the signature pages of this Agreement and their successors and assigns, or which become Lenders pursuant to Section 15.01 or 17.05 hereof, and "Lender" means any one of them including each of BNS, CIBC and Royal in its capacity as a lender but excluding each of BNS and CIBC in its capacity as Co-Agent and excluding Royal in its capacity as Agent;

     (be) "Lender's Proportion" means, with respect to each Lender, the fraction, the numerator of which is such Lender's Commitment and the denominator of which is the Total Commitment;

     (bf) "Level" means any of Level I, Level II, Level III, Level IV or
          Level V;

     (bg) "Level I" means any of the following long-term senior unsecured debt ratings: A- or better by S&P, A3 or better by Moody's, A- or better by D&P or A- or better by Fitch;

     (bh) "Level II" means any of the following long-term senior unsecured debt ratings: BBB+ by S&P, Baa1 by Moody's, BBB+ by D&P or BBB+ by Fitch;

     (bi) "Level III" means any of the following long-term senior unsecured debt ratings: BBB by S&P, Baa2 by Moody's, BBB by D&P or BBB by Fitch;

     (bj) "Level IV" means any of the following long-term senior unsecured debt ratings: BBB- by S&P, Baa3 by Moody's, BBB- by D&P or BBB-by Fitch;

     (bk) "Level V" means any of the following long-term senior unsecured debt ratings: BB+ or lower (or unrated) by S&P, Bal or lower (or unrated) by Moody's, BB+ or lower (or unrated) by D&P or BB+ or lower (or unrated) by Fitch;

     (bl) "Libor" means, in the case of any Libor Loan, with respect to each day during each Libor Interest Period pertaining to such Libor Loan, the rate of interest (based on a three hundred and sixty (360) day year):

           (i) in respect of a Libor Interest Period of approximately seven (7) days, calculated as the arithmetic mean (rounded to the nearest one hundredth of one percent (.01%)) of the rates at which each of Royal, BNS and CIBC, in accordance with their respective normal practices, at or about 12:00 noon (Toronto time) on the Interest Determination Date would be prepared to offer to leading banks in the London interbank market for delivery on the first day of such Libor Interest Period and for a period equal to the number of days in such Libor Interest Period, deposits in US Dollars, or

          (ii) in respect of any other Libor Interest Period, determined on the basis of the rate for deposits in US Dollars for a period equal to such Libor Interest Period commencing on the first day of such Libor Interest Period on Page 3750 of the Telerate Service screen as of 11:00 a.m. (London time) on the Interest Determination Date.

          In the event that such rate is not quoted by all the Lenders referred to in clause (i) above or if such rate does not appear on Page 3750 of the Telerate Service (or otherwise on such service), as applicable, "Libor" for the purposes of this paragraph shall be determined by reference to such other publicly available service for displaying Libor rates as may be agreed upon by the Agent and the Borrower or, in the absence of such agreement, "Libor" for the purposes of this paragraph shall instead be the rate per annum (based on a three hundred and sixty
          (360) day year) at which the Agent, in accordance with its normal practice, at or about 12:00 noon (Toronto time) in the case of a Libor Interest Period of approximately seven (7) days or 11:00 a.m. (London time) in the case of any other Libor Interest Period on the Interest Determination Date, would be prepared to offer to leading banks in the London interbank market for delivery on the first day of such Libor Interest Period and for a period equal to the number of days in such Libor Interest Period, deposits in US Dollars;

     (bm) "Libor Interest Date" means, with respect to a Libor Loan, (i) the date falling on the last day of each Libor Interest Period applicable to such Libor Loan, and (ii) in the case of each Libor Interest Period longer than three (3) months, the dates falling every three (3) months after the first day of such Libor Interest Period and on the last day of such Libor Interest Period;

     (bn) "Libor Interest Period" means, with respect to a Libor Loan, a period of approximately seven (7) days, one (1) month, two (2) months, three (3) months, six (6) months, nine (9) months, twelve
          (12) months or, subject to the consent of all the Lenders, a longer period, as selected by the Borrower and notified to the Agent at the Agent's Branch of Account pursuant to Section 4.02(a)(ii) or 4.02(b) commencing on and including the Drawdown Date or Conversion Date, as the case may be, and ending on a Banking Day in accordance with the customary practice in the London interbank market;

     (bo) "Libor Loan" means a loan made under this Agreement which is denominated in US Dollars and in respect of which the Borrower has agreed to pay interest in accordance with Section 6.03;

     (bp) "Libor Margin" means, with respect to any Libor Loan at any date, the applicable percentage per annum set forth below based upon the Status and Utilization on such date (provided that if the Commitments have been terminated prior to such date, the Utilization for such date shall be deemed to be greater than 33-1/3%):

                              Level I     Level II    Level III   Level IV    Level V
                              Status      Status      Status      Status      Status
          If Utilization
          is less than
          or equal to
          33-1/3%:            0.3125%     0.4000%     0.4000%     0.5000%     0.7500%

          If Utilization
          is greater
          than 33-1/3%:       0.4375%     0.5250%     0.5250%     0.6250%     0.8750%

     (bq) "Libor Repayment Date" has the meaning given to that term in
          Section 4.02(c);

     (br) "Lien" means, with respect to any property, whether real or personal, any mortgage, charge, pledge, hypothecation, assignment by way of security, deposit arrangement, encumbrance, lien (statutory or other), security interest, priority or other security arrangement of any kind or nature whatsoever, including any conditional sale, other title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing;

     (bs) "Loan" means a Prime Loan, Libor Loan or Short-Term Fixed Rate
          Loan;

     (bt) "Majority Lenders" means, at any time, any group of Lenders whose Commitments amount in the aggregate to at least 51% of the Total Commitment;

     (bu) "Maturity Date" means, with respect to each Lender, May 22, 1998;

     (bv) "Moody's" means Moody's Investors Service, Inc. and its successors;

     (bw) "New Lender" means a Chartered Bank which becomes a Lender under this Agreement pursuant to Section 17.05;

     (bx) "Obligations" means all the liability and indebtedness of the Borrower at any time and from time to time existing or arising under or in connection with this Agreement;

     (by) "Permitted Encumbrances" means with respect to the Borrower and its Finance Subsidiaries:

           (i) any deposit of assets of the Borrower or any of its Finance Subsidiaries with any surety company or any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by the Borrower or any of its Finance Subsidiaries, from any judgment or decree, or in connection with other proceedings or actions at law or in equity by or against the Borrower or any of its Finance Subsidiaries;

          (ii) Liens created by any Finance Subsidiary in favour of the Borrower or a wholly-owned Subsidiary securing indebtedness of such Finance Subsidiary to the Borrower or a wholly-owned Subsidiary (which Liens cannot be transferred except to the Borrower or to another wholly-owned
                Subsidiary);

         (iii) any deposits to secure public or statutory obligations of the Borrower or any of its Finance Subsidiaries;

          (iv) any purchase money Liens in respect of fixed assets or other physical or real properties hereafter acquired by the Borrower or any of its Finance Subsidiaries or any Liens existing in respect of such property at the time of acquisition thereof; provided however, that no such Lien shall extend to or cover any other property of the Borrower or such Finance Subsidiary, as the case may be;

           (v) any Liens which are (A) in respect of fixed assets or other physical properties of a corporation which is not a Finance Subsidiary as of the date hereof, and (B) in existence at the time such corporation becomes a Finance Subsidiary;

          (vi) the extension, renewal or replacement of any Lien permitted by paragraphs (i) through (v) above in respect of the same property theretofore subject thereto or the extension, renewal or replacement (without increase of principal amount) of the indebtedness secured thereby;

         (vii) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or such Finance Subsidiary, as the case may be, in accordance with GAAP;

        (viii) carriers', warehousemen's, mechanics', landlords' materialmen's, repairers', storers' or other like Liens arising in the ordinary course of business (A) which are not overdue for a period of more than sixty (60) days or
                (B) which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or such Finance Subsidiary, as the case may be, in accordance with GAAP;

          (ix) easements, rights-of-way, zoning and other similar encumbrances, restrictions or title defects, hich, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or its Finance Subsidiaries;

           (x) Liens arising out of judgments or awards against the Borrower with respect to which the Borrower at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceeding for review;

          (xi) Liens granted on assets in connection with leveraged leases and project financings entered into in the ordinary course of the Finance Business; and

         (xii) Liens to secure Indebtedness and other obligations of the Borrower or any of its Finance Subsidiaries not otherwise permitted by paragraphs (i) through (xi) above but only to the extent that the aggregate Indebtedness and other obligations secured thereby does not at any time exceed $20,000,000;

     (bz) "Person" means an individual, a partnership, a corporation, a joint stock company, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof;

     (ca) "Prime Loan" means a loan made under this Agreement which is denominated in Canadian Dollars and in respect of which the Borrower has agreed to pay interest in accordance with Section 6.01;

     (cb) "Prime Rate" means, with respect to a Prime Loan, on any day the greater of (i) the annual rate of interest announced from time to time by Royal as its reference rate then in effect for determining interest rates on Canadian Dollar denominated commercial loans in Canada and (ii) the annual rate of interest equal to the sum of (A) the CDOR Rate and (B) 1% per annum;

     (cc) "Prime Rate Margin" means, with respect to any Prime Loan at any date, the applicable percentage per annum set forth below based upon the Status and Utilization on such date (provided that if the Commitments have been terminated prior to such date, the Utilization for such date shall be deemed to be greater than 33-1/3%):

                                        Level I, II,
                                        III or IV      Level V
                                        Status         Status
          If Utilization is
          less than or equal
          to 33-1/3%:                   0.0000%        0.1250%

          If Utilization is
          greater than 33-1/3%:         0.0000%        0.2500%

     (cd) "Quarterly Utilization Period" has the meaning given to that term in Section 6.04;

     (ce) "Rating Agencies" means, collectively, D&P, Fitch, Moody's and
          S&P;

     (cf) "Receivables" means, at any date, any and all amounts owing to the Borrower and its Subsidiaries on account of receivables arising out of their conduct of their business;

     (cg) "Royal" means Royal Bank of Canada and its successors;

     (ch) "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, and its successors;

     (ci) "Schedules" means the Schedules to this Agreement, as the same may be supplemented, amended, modified or restated from time to time;

     (cj) "Short-Term Fixed Rate Loan" means a loan made under this Agreement which is denominated in Canadian Dollars for any period of time of not less than one (1) day and not more than ninety
          (90) days under the Tranche A Facility and in respect of which the Borrower has agreed to pay interest at a fixed rate of interest determined by the Lender making such loan which loan is prepayable in the circumstances provided for in Section 4.04 and in respect of which the Borrower is obliged to indemnify such Lender for the costs and expenses referred to therein;

     (ck) "Short-Term Fixed Rate Margin" means, with respect to a Short-Term Fixed Rate Loan, at any date, the applicable percentage per annum set forth below based on the Utilization on such date (provided that if the Commitments have been terminated prior to such date, the Utilization for such date shall be deemed to be greater than 33-1/3%):

          Utilization                   Short-Term Fixed Rate Margin
          If Utilization is less
          than or equal to 33-1/3%                0.0000%

          If Utilization is greater
          than 33-1/3%                            0.1250%

     (cl) "Significant Subsidiary" means, at any particular time, (i) any Finance Subsidiary and (ii) any other Subsidiary of CFC, the assets of which constitute at least 5% of the consolidated assets of CFC and its Subsidiaries as stated in the consolidated financial statements of CFC and its Subsidiaries for the most recently completed fiscal quarter of CFC, provided that the term "Significant Subsidiary" shall not include any Special Purpose Subsidiary;

     (cm) "Special Purpose Subsidiary" means any Subsidiary created for the sole purpose of purchasing assets from the Borrower or any Finance Subsidiary with the intention and for the purpose of using such assets in a securitization transaction;

     (cn) "Status" means, as to CFC, the existence of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status, as the case may be. For the purpose of this definition, "Status" will be set at the lowest Level assigned to CFC by any Rating Agency, unless only one Rating Agency has assigned such Level to CFC, in which case CFC's Status will be set at the second lowest Level assigned to CFC by any Rating Agency;

     (co) "Subsidiary" means, in relation to a Person, any corporation of which such Person or one or more Subsidiaries of such Person or such Person and one or more Subsidiaries shall at the time own shares of any class or classes (however designated) having voting power for the election of at least a majority of the members of the board of directors (or other governing body) of such corporation;

     (cp) "Tax" includes all present and future taxes, levies, imposts, stamp taxes, duties, charges to tax, fees, deductions, withholdings and any restrictions or conditions resulting in a charge to tax and all penalties, interest and other payments on or in respect thereof;

     (cq) "Terminated Lender" has the meaning given to that term in Section 6.11(a);

     (cr) "Total Commitment" means the sum of the Commitments from time to time, irrespective of any outstanding Borrowings;

     (cs) "Tranche A Facility" means the revolving credit facility which the Lenders are making available to the Borrower pursuant to
          Article III of this Agreement;

     (ct) "Tranche B Facility" means the revolving credit facility which the Lenders are making available to the Borrower pursuant to
          Article IV of this Agreement;

     (cu) "United States Dollars", "US Dollars", and the symbol "US$" each means the lawful money of the United States of America in same day immediately available funds;

     (cv) "US Base Rate" means the annual rate of interest announced from time to time by Royal as its reference rate then in effect for determining interest rates on US Dollar denominated commercial loans in Canada;

     (cw) "Utilization" means, for any Utilization Period, the percentage equivalent of a fraction (a) the numerator of which is the average daily Canadian Dollar Amount of Borrowings (including the face amount of all Bankers' Acceptances outstanding) during such Utilization Period, and (b) the denominator of which is the average daily amount of the Total Commitment during such Utilization Period; and

     (cx) "Utilization Period" means any Quarterly Utilization Period and the Final Utilization Period.

Section 1.02 - Headings and Table of Contents

          The division of this Agreement into Articles and Sections and the insertion of headings and the Table of Contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

Section 1.03 - References

          Unless something in the subject matter or context is inconsistent therewith, all references to Sections, Articles and Schedules are to Sections and Articles of, and Schedules to, this Agreement. The words "hereto", "herein", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section, paragraph or other portion hereof.

Section 1.04 - Rules of Interpretation

          In this Agreement, unless otherwise specifically provided, the singular includes the plural and vice versa; "including" shall mean "including, without limitation,"; and "in writing" or "written" includes printing, typewriting, or any electronic means of communication capable of being visually reproduced at the point of reception, including telex, telecopier or telegraph.

Section 1.05 - Accounting Terms

          Unless otherwise defined herein, each accounting term used in this Agreement has the meaning assigned to it under GAAP and reference to any balance sheet item or income statement item means such item as computed from the applicable consolidated statement prepared in accordance with GAAP. Each financial statement referred to in this Agreement shall be prepared on a consolidated basis.

Section 1.06 - Time

          Except where otherwise indicated in this Agreement, any reference to a time shall mean local time in the City of Toronto, Province of Ontario.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

Section 2.01 - Representations and Warranties of the Borrower

          The Borrower represents and warrants to each Lender and the Agent (all of which representations and warranties the Borrower hereby acknowledges are being relied upon by the Lenders and the Agent in entering into this Agreement and in making each Borrowing available under this Agreement) that:

     (a) Status: The Borrower and each of its Subsidiaries (i) is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, amalgamation or continuance, as the case may be, and (ii) is duly qualified as a foreign corporation to do business and is in good standing in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of business transacted by it makes such qualification necessary, except in the case of this clause (ii) to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole;


     (b) Power: The Borrower and each of its Subsidiaries has the corporate power and authority to own its respective properties and to carry on its business as now conducted; the Borrower has full power and authority to enter into and perform its obligations under this Agreement and this Agreement has been duly authorized by all necessary corporate action on the part of the Borrower and does not violate, to the best of the knowledge of the Borrower, any Applicable Law;

     (c) No Conflict: Neither the execution and delivery of this Agreement nor compliance with the terms and provisions hereof (i) as of the Effective Date conflicts with, violates, or results in a breach of any of the terms, conditions or provisions of any Applicable Law applicable to the Borrower or any of its Subsidiaries or, (ii) conflicts with, violates, results in a breach of, or constitutes a default under, any charter or bylaw provision of the Borrower or any of its Subsidiaries or of any loan agreement, indenture, trust deed or any other agreement or instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of them is bound;

     (d) Binding Effect: This Agreement has been duly executed and delivered on behalf of the Borrower, and this Agreement constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by principles of equity, whether considered in a proceeding in equity or at law;

     (e) Litigation: No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues, in which there is a reasonable likelihood of an adverse determination (i) with respect to this Agreement or any of the transactions contemplated hereby, if such adverse determination would have a material adverse effect on the ability of the Borrower to fulfil its obligations under this Agreement or on the rights and remedies of the Agent and the Lenders hereunder or (ii) which would, if adversely determined, have a material adverse effect on the business, operations, property or financial condition of the Borrower and its Subsidiaries taken as a whole;

     (f) Compliance with Other Instruments: Neither the Borrower nor any of its Subsidiaries is in breach of any term of its incorporating instruments or of its by-laws and, to the best of the knowledge of the Borrower, neither the Borrower nor any of its Subsidiaries is in breach of any agreement, mortgage, franchise, employee benefit plan or licence which breach could materially and adversely affect the financial condition of the Borrower and its Subsidiaries taken as a whole;

     (g) No Default: No Event of Default has occurred and is continuing and no other event has occurred and is continuing which, with the giving or receipt of notice or the lapse of time, or both, would constitute an Event of Default;

     (h) Financial Statements: The audited consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1993, and the related audited consolidated statements of net earnings and cash flows for the fiscal year ended on such date, copies of which have been delivered to each Lender, present fairly the consolidated financial position of the Borrower and its Subsidiaries as at such date, and the consolidated results of their operations and cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 1994, and the related consolidated statements of net earnings and cash flows for the three-month period ended on such date, copies of which have been delivered to each Lender, present fairly the consolidated financial condition of the Borrower and its Subsidiaries as at such date, and the consolidated results of their operations for the three-month period then ended (subject to normal year-end audit adjustments). Such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. As at March 31, 1994, neither the Borrower nor any of its Subsidiaries had any asset, liability, contingent obligations, liability for taxes, long-term lease or unusual forward or long-term commitment material to the financial condition of the Borrower and its Subsidiaries taken as a whole, which was not reflected in the foregoing unaudited statements or in the notes thereto;

     (i) Reports, etc.: The information, exhibits and reports furnished by the Borrower to the Agent for the benefit of the Agent and the Lenders contain no material misstatement of fact nor do they omit to state a material fact which may be necessary to make any statement therein contained not misleading;

     (j) No Material Adverse Change: Between December 31, 1993 and the Effective Date, there has been no material adverse change in the business, operations, property or financial condition of the Borrower and its Subsidiaries taken as a whole;

     (k) Title: The Borrower and each of its Subsidiaries has good and marketable title to all its assets and properties and, except for Permitted Encumbrances, such assets and properties are free and clear of any Lien;

     (l) Tax Returns: The Borrower and each of its Subsidiaries has (i) filed all material income tax returns which were required to be filed, (ii) except as contemplated in (iii) below, paid or made provision for payment of all material Taxes (including interest and penalties) which are due and payable, and (iii) provided adequate reserves established in accordance with GAAP for the payment of any Tax the payment of which is being contested; and

     (m) Compliance with Laws: The Borrower and each of its Subsidiaries is in compliance, in all material respects, with all Applicable Laws applicable to the Borrower and its Subsidiaries, except to the extent failure to comply with such laws does not have any reasonable likelihood of having a material adverse effect on the business, operations, property or financial or other condition of the Borrower and its Subsidiaries taken as a whole.

Section 2.02 - Deemed Repetition

          The representations and warranties contained in this Article II shall continue in effect until payment and performance of all debts, liabilities and obligations under this Agreement and shall be deemed to be repeated on each Drawdown Date as if made on each such date except for the representations and warranties in Section 2.01(c)(i), (h) and (j) which relate solely to an earlier date; provided that for the purposes of this
Section 2.02, "Drawdown Date" shall not include a Conversion Date or a date on which a Libor Loan is reborrowed by way of another Libor Loan or a date on which a Bankers' Acceptance is repaid by way of Bankers' Acceptances.


                                  ARTICLE III

                            THE TRANCHE A FACILITY

Section 3.01 - Obligation of each of the Lenders

          Subject to the terms and conditions herein contained, if requested by the Borrower, and subject to availability, each Lender, at its option, may make its Commitment available to the Borrower from time to time by way of Prime Loans and Short-Term Fixed Rate Loans under the Tranche A Facility at its Branch of Account after 12:00 noon on such Business Days and in such amounts as the Borrower may from time to time request, up to an amount equal to the undrawn portion of its Commitment. Prior to the Maturity Date, the Borrower may borrow, repay and reborrow from such Lender by way of Prime Loans or Short-Term Fixed Rate Loans under the Tranche A Facility subject to the terms and conditions of this Agreement.

Section 3.02 - Manner of Borrowing under the Tranche A Facility

          Subject to the provisions of this Agreement, the Borrower may, on any Business Day from time to time during the term of this Agreement, request a Borrowing from any Lender or Lenders by way of:

           (i) if such Lender has agreed to make its Commitment available from time to time by way of Prime Loans, then Prime Loans, and

          (ii) if such Lender has agreed to make its Commitment available from time to time by way of Short-Term Fixed Rate Loans, then Short-Term Fixed Rate Loans,

in either case, upon giving irrevocable telephone or written notice (or such other method of notification as may be agreed between such Lender and the Borrower) to such Lender at or before 12:00 noon on the date of request, followed, in the case of telephone notice, by written confirmation electronically transmitted to such Lender on the same day in the form and substance set out in Schedule "A". A copy of each such written confirmation shall be delivered to the Agent by such Lender.

Section 3.03 - Repayment of Tranche A Facility Borrowings

     (a) At or before 2:00 p.m. five (5) Business Days following the Drawdown Date of a Prime Loan under the Tranche A Facility, the Borrower will repay to the affected Lender at its Branch of Account such Prime Loan with the proceeds of a Borrowing under the Tranche B Facility or otherwise.

     (b) At or before 2:00 p.m. on the maturity date of a Short-Term Fixed Rate Loan, the Borrower will repay to the affected Lender at its Branch of Account such Short-Term Fixed Rate Loan with the proceeds of a Borrowing under the Tranche B Facility or otherwise.

     (c) If the Borrower intends to repay any Prime Loan or Short-Term Fixed Rate Loan under the Tranche A Facility with the proceeds of a Borrowing under the Tranche B Facility, other than by way of Bankers' Acceptances, pursuant to Section 4.02 it shall give irrevocable telephone or written notice (or such other method of notification as may be agreed between the Agent and the Borrower) to the Agent at or before 12:00 noon three (3) Business Days prior to such Loan's maturity, followed, in the case of telephone notice, by written confirmation electronically transmitted to the Agent on the same day in the form and substance set out in Schedule "B", of its request that such Prime Loan or Short-Term Fixed Rate Loan be converted into a Borrowing under the Tranche B Facility three (3) Business Days following the date of such request. If the Borrower intends to repay any Prime Loan or Short-Term Fixed Rate Loan under the Tranche A Facility with the proceeds of a Borrowing under the Tranche B Facility by way of Bankers' Acceptances, pursuant to Section 4.02 it shall give irrevocable written notice of its request to the Agent at or before 10:00 a.m. one (1) Business Day prior to such Loan's maturity.

     (d) If the Borrower intends to repay a Prime Loan under the Tranche A Facility other than with the proceeds of a Borrowing under the Tranche B Facility, it shall give irrevocable notice of such repayment to the Agent and the Lender in respect of such Prime Loan at the time of request for such Prime Loan.

     (e) If the Borrower shall fail to repay any Prime Loan or Short-Term Fixed Rate Loan made under the Tranche A Facility as required by this Section 3.03, then the affected Lender shall advise the Agent, and upon written notice being given by the Agent to the Borrower and to each of the other Lenders (which written notice shall refer to such Prime Loan or Short-Term Fixed Rate Loan made under the Tranche A Facility and shall be expressed to be given pursuant to this Section 3.03(e)), the Borrower will be deemed to have requested a Borrowing under the Tranche B Facility by way of a Prime Loan from each of the Lenders in an aggregate principal amount equal to the outstanding principal amount of such Prime Loan or Short-Term Fixed Rate Loan made under the Tranche A Facility. In such event, subject to satisfaction of the conditions precedent to a Borrowing under the Tranche B Facility, at or before 2:00 p.m. on the third Business Day following such notice each Lender will make payment to the Agent for the account of such Lender, in repayment of such Prime Loan or Short-Term Fixed Rate Loan made under the Tranche A Facility, an amount equal to its Lender's Proportion of the outstanding principal amount of such Prime Loan or Short-Term Fixed Rate Loan made under the Tranche A Facility. Each such payment to the Agent by a Lender pursuant to this Section 3.03(e) will be deemed to be and will be treated in all respects as a Borrowing by way of Prime Loan made to the Borrower by such Lender under the Tranche B Facility.

Section 3.04 - No Pro Rata Allocation

          Borrowings pursuant to the Tranche A Facility may be outstanding in favour of the Lenders from time to time in amounts other than their respective Lender's Proportions. Each Lender's Commitment is several, and a Lender shall not be responsible for the commitment of any other Lender to make available Borrowings under the Tranche A Facility. The failure of a Lender to make available a Borrowing in accordance with its obligations under this Agreement shall not release any other Lender from its obligations hereunder.


                                   ARTICLE IV

                            THE TRANCHE B FACILITY

Section 4.01 - Obligation of each of the Lenders

          Subject to the terms and conditions herein contained, the Lenders severally agree to make available to the Borrower from time to time under the Tranche B Facility Borrowings by way of Prime Loans and Libor Loans through the Agent's Account for Payments and by way of Bankers' Acceptances by the acceptance thereof by each of the Lenders at their respective Branches of Account up to an amount equal to the undrawn amounts of their respective Commitments.

          Each of the Lenders will make Borrowings available under the Tranche B Facility at such times, on such bases and in such amounts as the Borrower shall request in accordance with this Agreement. Prior to the Maturity Date, the Borrower may borrow, repay and reborrow from each Lender to the full extent of such Lender's Commitment subject to the terms and conditions of this Agreement.

Section 4.02 - Manner of Borrowing under the Tranche B Facility by way of
               Prime Loans and Libor Loans

     (a) Subject to the provisions of this Agreement, the Borrower may, from time to time during the term of this Agreement, request Borrowings under the Tranche B Facility by way of:

           (i) Prime Loans in minimum aggregate amounts of the lesser of $5,000,000 or the undrawn amount of the Total Commitment, upon giving irrevocable telephone or written notice (or such other method of notification as may be agreed between the Agent and the Borrower) to the Agent at or before 12:00 noon three (3) Business Days prior to the Drawdown Date, followed, in the case of telephone notice, by written confirmation electronically transmitted to the Agent on the same day in the form and substance set out in Schedule "B", and

          (ii) Libor Loans in minimum aggregate amounts of the lesser of US$10,000,000 or the undrawn amount of the Total Commitment, upon giving irrevocable telephone or written notice (or such other method of notification as may be agreed between the Agent and the Borrower) to the Agent at or before 12:00 noon one (1) Banking Day prior to the Interest Determination Date with respect to such Libor Loans, followed, in the case of telephone notice, by written confirmation electronically transmitted to the Agent on the same day in the form and substance set out in Schedule "B". Each such notice shall include a selection of the duration of the Libor Interest Period.

     (b) With respect to each Borrowing by way of Libor Loans, subject to the right of the Borrower to repay the same as provided in
          Section 4.02(c), the Borrower shall give irrevocable telephone or written notice (or such other method of notification as may be agreed between the Agent and the Borrower) to the Agent at or before 12:00 noon on the third Banking Day prior to the last day of the Libor Interest Period for such Libor Loans, followed, in the case of telephone notice, by written confirmation electronically transmitted to the Agent on the same day, if it wishes to reborrow such Libor Loans as a Borrowing by way of new Libor Loans. Any such notice shall include a selection of the duration of the Libor Interest Period for the new Libor Loans which shall commence on and include the last day of the Libor Interest Period for the current Libor Loans. The affected current Libor Loans shall for all purposes of this Agreement be treated as if they were repaid and a Borrowing by way of new Libor Loans in like amount was made on the last day of such current Libor Interest Period. If the Borrower fails to so notify the Agent and so select a Libor Interest Period or to repay the same as provided in Section 4.02(c), the Borrower shall be deemed to have notified the Agent that it wishes to reborrow such Libor Loans as a Borrowing by way of Libor Loans with a Libor Interest Period of approximately one (1) month commencing on and including the last day of the Libor Interest Period for the current Libor Loans.

     (c) Except as otherwise provided in Section 4.02(b) and subject to the other terms of this Agreement, each Borrowing by way of Libor Loans must be repaid on the last day of the Libor Interest Period therefor (a "Libor Repayment Date"). If the Borrower intends to repay any Borrowing by way of Libor Loans, it shall give irrevocable telephone or written notice (or such other method of notification as may be agreed between the Agent and the Borrower) to the Agent at or before 12:00 noon on the third Banking Day before the Libor Repayment Date thereof followed, in the case of telephone notice, by written confirmation electronically transmitted to the Agent on the same day. The Borrower shall, upon giving such notice, be obligated to repay such Borrowing on such Libor Repayment Date.

     (d) Each Libor Loan shall be hedged by the purchase by the Borrower of a forward contract for US Dollars with a counterparty satisfactory to the Agent or in such other manner reasonably satisfactory to the Agent in an amount equal to 100% of such Libor Loan and for a like term as such Libor Loan. The Borrower shall provide the Agent upon request with particulars of the hedging arrangements for each Libor Loan outstanding.

Section 4.03 - Pro Rata Treatment of Borrowings

          Unless otherwise provided for in this Agreement, each Borrowing under the Tranche B Facility shall be made available by the Lenders in accordance with their respective Lenders' Proportions, in the case of Prime Loans and Libor Loans through the Agent's Account for Payments and in the case of Bankers' Acceptances at the respective Lenders' Branches of Account. Each Lender's Commitment is several, and a Lender shall not be responsible for the commitment of any other Lender to make available Borrowings under the Tranche B Facility. The failure of a Lender to make available a Borrowing in accordance with its obligations hereunder shall not release any other Lender from its obligations hereunder.

Section 4.04 - Repayment of Tranche A Facility Borrowings Using Tranche B
               Facility

          If on any Drawdown Date or Conversion Date with respect to the Tranche B Facility, the sum of (i) a Lender's Proportion of the Borrowings to be advanced on such Drawdown Date or Conversion Date pursuant to the Tranche B Facility, (ii) the Borrowings from such Lender under the Tranche A Facility, and (iii) the Borrowings from such Lender under the Tranche B Facility, would exceed such Lender's Commitment, then the proceeds of the Borrowing to be advanced by such Lender on such Drawdown Date or Conversion Date pursuant to the Tranche B Facility shall be applied by such Lender to repay the Borrowings from such Lender under the Tranche A Facility to the extent required to permit such Lender to advance its Lender's Proportion of the Borrowings to be advanced by such Lender pursuant to the Tranche B Facility on such Drawdown Date or Conversion Date. In such event, the Borrower shall indemnify such Lender for any loss or expense suffered or incurred by such Lender as a result of repayment of any Short-Term Fixed Rate Loan made by such Lender.

Section 4.05 - Repayment under the Tranche B Facility

          So long as this Agreement is in effect, the Borrower may repay, on a pro rata basis, the Borrowings under the Tranche B Facility in minimum aggregate amounts of $5,000,000 in the case of Prime Loans, US$10,000,000 in the case of Libor Loans and $10,000,000 in the case of Bankers' Acceptances from time to time upon giving irrevocable telephone or written notice (or such other method of notification as may be agreed between the Agent and the Borrower) to the Agent at or before 12:00 noon three (3) Business Days prior to the date of repayment followed, in the case of telephone notice, by written confirmation electronically transmitted to the Agent on the same day in the form and substance set out in Schedule "D". Repayments of Libor Loans shall be made in accordance with the provisions of Section 4.02 and repayments of Bankers' Acceptances shall be made in accordance with the provisions of Section 7.03.

Section 4.06 - Conversion Option

     (a) Subject to the provisions of this Agreement, the Borrower may, during the term of this Agreement, effective on any Business Day, convert, in whole or in part, an outstanding Borrowing under the Tranche B Facility by way of Prime Loans into a Borrowing under the Tranche B Facility by way of Bankers' Acceptances or vice versa upon giving to the Agent on behalf of the Lenders at the Agent's Branch of Account prior irrevocable telephone or written notice within the notice period and in the form which would be required to be given to the Agent in respect of the type of Borrowing into which the outstanding Borrowing is to be converted in accordance with the provisions of Sections 4.02(a)(i) and 7.02, as applicable, followed by written confirmation on the same day in the form and substance set out in Schedule "C", provided that:

           (i) except where otherwise consented to by the Majority Lenders, no Event of Default and no event or circumstance which with notice or lapse of time or both might constitute an Event of Default has occurred and is continuing,

          (ii) each conversion to a Borrowing by way of Bankers' Acceptances shall be for a minimum aggregate amount of Cdn$10,000,000 (and whole multiples of Cdn$100,000 in excess thereof) and each conversion to a Borrowing by way of Prime Loans shall be in a minimum aggregate amount of Cdn$5,000,000,

         (iii) a Borrowing by way of Bankers' Acceptances may be converted only on the maturity date of such Bankers' Acceptances and, provided that, if less than all Borrowings by way of Bankers' Acceptances are converted, then after such conversion not less than Cdn$10,000,000 (and whole multiples of Cdn$100,000 in excess thereof) shall remain as Borrowings by way of Bankers' Acceptances,

          (iv)  a conversion into a Borrowing by way of Bankers'
                Acceptances shall only be made to the extent that the conditions outlined in Sections 6.10, 6.11 and 6.12 shall not exist on the relevant Conversion Date, and

           (v) on the Conversion Date, the amount of the outstanding Borrowings (after any such conversion) would not exceed the Total Commitment at that time.

     (b) With respect to any determination required to be made by the Agent in respect of the existence of conditions outlined in Sections 6.10 and 6.11, such determination shall be conclusive and binding, except in the case of manifest error.


                                   ARTICLE V

                              THE CREDIT FACILITY

Section 5.01 - Borrowings During the Term of this Agreement

          Notwithstanding anything contained in this Agreement to the contrary, no Lender shall be required to make available Borrowings under the Credit Facility in excess of its Commitment.

          The Borrower shall be entitled to borrow under this Agreement from any Lender until the close of business on the last Business Day prior to the Maturity Date and no Lender shall be obliged to make available Borrowings on or after the Maturity Date. Each Borrowing made available by a Lender shall have a term that does not extend beyond the Maturity Date.

Section 5.02 - Cancellation During the Term of This Agreement

          The Borrower may, at any time during the term of this Agreement, upon giving not less than five (5) Business Days prior written notice to the Agent substantially in the form and substance set out in Schedule "E", cancel and reduce without penalty any portion of the Total Commitment in an amount which is a multiple of $1,000,000 subject to a minimum of $5,000,000. Such notice of cancellation with respect to any drawn portion of the Total Commitment shall be without effect unless on or before the last day of such notice period (i) such drawn portion shall have been repaid or otherwise retired, (ii) the accrued interest on such drawn portion shall have been paid, and (iii) any other fees and charges in connection with such drawn portion have been paid. Any such notice of cancellation is irrevocable and the amount so cancelled may not be reinstated hereunder. The Total Commitment shall be reduced accordingly and the amount of each Lender's Commitment shall be reduced by an amount equal to such Lender's Proportion of the amount so cancelled.

Section 5.03 - Repayment of Borrowings on Maturity Date

          At or before 2:00 p.m. on the Maturity Date, the Borrower shall repay (i) to each Lender at its Branch of Account all Borrowings made available pursuant to the Tranche A Facility by such Lender and (ii) to the Agent at the Agent's Account for Payments all Borrowings made available pursuant to the Tranche B Facility.

Section 5.04 - Purpose

          The proceeds of the Borrowings shall be used by the Borrower to
(i) finance the Borrower's general corporate purposes, (ii) provide a standby line to support the Borrower's commercial paper borrowings, and
(iii) finance the Borrower's short term operating requirements.

Section 5.05 - Reliance on Oral Instructions

          The Agent and each of the Lenders shall be entitled to act upon the oral instructions of any Person who the Agent or such Lender believes is a Person the Borrower has identified in writing from time to time to the Agent or such Lender as being a Person authorized by the Borrower to give instructions regarding the completion and issuance of Bankers' Acceptances and the drawdown or conversion of other Borrowings and none of the Agent or the Lenders shall be responsible for any error or omission in such instructions or in the performance thereof except in the case of gross negligence or wilful misconduct by the Agent or such Lender, as the case may be, or its employees. Any such oral instructions so given shall be confirmed in writing by the Borrower to the Agent as provided herein. The Borrower may revoke the authority of such Persons so authorized by notifying the Agent in writing, which notice shall be effective upon its actual receipt by the Agent. Any instructions given to the Agent or any Lender prior to the time such notice becomes effective shall remain effective for the purposes of this Agreement.


                                   ARTICLE VI

                       INTEREST, FEES, COSTS AND EXPENSES

Section 6.01 - Payment of Interest on Prime Loans

          The Borrower shall pay at or before 2:00 p.m. on each Interest Date, interest on each Prime Loan made by a Lender,

           (i) under the Tranche A Facility, to such Lender at such Lender's Branch of Account (except to the extent it is otherwise payable to the Agent for such Lender's account pursuant to Section 6.04), and

          (ii) under the Tranche B Facility, to the Agent at the Agent's Account for Payments for the account of such Lender,

calculated at a rate per annum equal to the sum of the Prime Rate in effect from time to time and the Prime Rate Margin. Such interest shall be payable in arrears on each Interest Date and shall be computed on a daily basis and on the basis of the actual number of days elapsed in a year of 365 days or 366 days, as applicable.

Section 6.02 - Payment of Interest on Short-Term Fixed Rate Borrowings

          The Borrower shall pay at or before 2:00 p.m. on the maturity date of each Short-Term Fixed Rate Loan, interest on such Short-Term Fixed Rate Loan made by a Lender calculated at the rate per annum equal to the sum of the rate quoted by such Lender at the time such Short-Term Fixed Rate Loan was made and the Short-Term Fixed Rate Margin, such payment to be made at such Lender's Branch of Account except to the extent it is otherwise payable to the Agent for such Lender's account pursuant to
Section 6.04. Such interest shall be computed on a daily basis and on the basis of the actual number of days elapsed in a year of 365 days or 366 days, as applicable.

Section 6.03 - Payment of Interest on Libor Loans

          The Borrower shall pay to the Agent for the account of each Lender at or before 2:00 p.m. on each Libor Interest Date in each Libor Interest Period applicable to a Libor Loan made by such Lender, interest accrued on such Libor Loan during such Libor Interest Period calculated at a rate per annum equal to the sum of the relevant Libor plus the applicable Libor Margin. Such interest shall be payable in arrears on each Libor Interest Date during such Libor Interest Period for the period from and including the first day of such Libor Interest Period or the last Libor Interest Date in such Libor Interest Period, as applicable, to but not including such Libor Interest Date, computed on a daily basis and on the basis of the actual number of days elapsed during such Libor Interest Period (excluding such Libor Interest Date) in a year of 360 days.

Section 6.04 - Utilization

          The amount of interest on Prime Loans, Short-Term Fixed Rate Loans and Libor Loans to be paid on any date as specified in Section 6.01,
6.02 or 6.03 (each, an "Interest Payment Date") shall be the amount which would be due and payable if the Utilization for the period for which such interest is paid was less than 33-1/3%, provided that, in the case of Libor Loans and Short-Term Fixed Rate Loans, the amount of any portion of the interest payable in respect thereof on any Interest Payment Date which accrued during a Utilization Period ending prior to such Interest Payment Date shall be determined on the basis of the actual Utilization for such Utilization Period. On the first Business Day following the last day of each fiscal quarter of the Borrower and on the Final Date, the Borrower shall pay to the Agent, for the ratable benefit of the Lenders, an additional amount of interest equal to the excess (if any) of (i) the amount of interest which would have been payable during such fiscal quarter (a "Quarterly Utilization Period") (or, in the case of the payment due on the Final Date, the portion thereof (the "Final Utilization Period") ending on such date) after giving effect to the actual Utilization during such Utilization Period over (ii) the amount of interest which actually was paid during such Utilization Period.

          On the first Business Day following the last day of each Utilization Period, the Borrower shall pay to the Agent, for the ratable benefit of the Lenders an additional amount on account of Acceptance Fees in respect of each Bankers' Acceptance outstanding during such Utilization Period equal to an amount calculated by multiplying:

           (i) a fraction, the numerator of which is the number of days in the term of the Bankers' Acceptance in such Utilization Period and the denominator of which is the number of days in the term of the Bankers' Acceptance; by

          (ii) the excess (if any) of (A) the amount of Acceptance Fees which would have been payable in respect of such Bankers' Acceptance had the Utilization at the time of the issuance of such Bankers' Acceptance been the same as the actual Utilization during such Utilization Period, over (B) the amount of Acceptance Fees which actually were paid in respect of such Bankers' Acceptance.

Section 6.05 - Default Interest and Indemnity

          Interest shall be payable on all overdue interest, fees and other amounts payable hereunder, (i) if the overdue amount is denominated in Canadian Dollars, at a rate per annum equal to the sum of the Prime Rate in effect from time to time and two percent (2%) per annum, and (ii) if the overdue amount is denominated in US Dollars, at a rate per annum equal to the sum of the US Base Rate in effect from time to time and two percent (2%) per annum. In each case, interest shall be computed from the date such amount becomes due and payable for so long as such amount remains unpaid, and, such interest shall be payable on demand and shall be compounded monthly on the first Business Day of each calendar month on the basis of the actual number of days elapsed in a year of 365 days or 366 days, as applicable.

          All interest provided for in this Agreement shall be payable both before and after maturity, default and judgment.

          The Borrower agrees to indemnify each Lender and the Agent against any actual loss or expense which such Lender or the Agent may sustain or incur as a consequence of (a) any failure of the Borrower to effect a Borrowing as specified in any notice of Borrowing delivered pursuant to this Agreement or (b) the default by the Borrower in the payment of any sum due by the Borrower under this Agreement.

Section 6.06 - Facility Fee

          The Borrower shall pay to the Agent for the account of each Lender, a facility fee for each day from and including the Effective Date to but excluding the later of (i) the Maturity Date and (ii) the date on which all Borrowings shall have been repaid in full (such later date, the "Final Date"). Such facility fee shall be payable quarterly in arrears on
(a) the first Business Day of each of January, April, July and October (for the three-month period (or portion thereof) ended on the last day of the immediately preceding month) and (b) on the Final Date (for the period ended on such date for which no payment has been received pursuant to clause (a) above) and shall be computed for each day during such period at a rate per annum equal to the Facility Fee Rate in effect on such day on the Total Commitment in effect on such day (or if the Commitments shall have been terminated, on the aggregate outstanding Borrowings on such day) and on the basis of the actual number of days elapsed in a year of 365 days or 366 days, as applicable.

Section 6.07 - Agency Fee

          The Borrower agrees to pay to the Agent an agency fee for its sole account to the Agent's Account for Payments at the times and in the amounts agreed in writing by the Borrower and the Agent.

Section 6.08 - Computation of Interest for Interest Act Purposes

          The annual rates of interest to which the rates determined in accordance with Section 6.03 of this Article VI are equivalent for purposes of the Interest Act (Canada) are the rates so determined multiplied by the number of days in the applicable calendar year and divided by 360.

Section 6.09 - Limit on Rate of Interest

     (a) Notwithstanding any provision contained in this Agreement, the Borrower shall not be obliged to make any payments of interest or other amounts payable to a Lender hereunder in excess of the amount or rate which would be prohibited by Applicable Laws or would result in the receipt by a Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)).

     (b) In the event that any such payments are limited or prohibited as provided in this Section 6.09, such payments of interest and other amounts hereunder shall be made at the highest rate permitted.

Section 6.10 - Increased Costs

          In the event that any Applicable Law or any change therein or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority enacted or made subsequent to the date hereof:

           (i) does or shall subject such Lender to any Tax, or change the basis of taxation or increase any existing Tax, on payments of principal, interest or other amounts payable by the Borrower to such Lender (except for taxes on the overall net income of such Lender imposed by the jurisdiction in which it is incorporated or resident or from which it is acting for the purposes of this Agreement, but including taxes on capital or other similar taxes);

          (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender; or

         (iii)  does or shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making, or maintaining advances or extensions of credit or to reduce any amounts receivable hereunder (such increase in costs or reduction in amounts receivable, "Increased Costs") then, in any such case, the Borrower shall promptly pay to the Agent for the account of such Lender, upon the written demand of such Lender to the Borrower (with a copy to the Agent), so long as such Increased Costs are not otherwise included in the amounts required to be paid to such Lender pursuant to Section 6.11,
6.12 or 6.14, any additional amounts necessary to compensate such Lender for such Increased Costs which such Lender deems to be material as determined by such Lender with respect to its Libor Loans, Bankers' Acceptances or Short-Term Fixed Rate Loans. If a Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by a Lender, through the Agent, to the Borrower shall be conclusive in the absence of manifest error.

Section 6.11 - Changes in Capital Requirements

     (a) In the event that, in the opinion of counsel for any Lender (which may, in the discretion of such Lender, be such Lender's internal counsel), compliance with any law, rule, regulation or guideline, or any change therein or in the interpretation or application thereof or compliance by any Lender with any request or directive from any central bank or Governmental Authority (whether or not such requirement has the force of law) enacted or made subsequent to the date hereof shall affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and the amount of such capital that is required or expected to be maintained is increased by or based upon the Commitment of such Lender under this Agreement or any participation agreement entered into pursuant to Section 15.01, as applicable (such event, a "Change in Capital Requirement"), such affected Lender shall so notify the Borrower and the Agent within one hundred and eighty (180) days after such affected Lender shall have obtained actual knowledge of the costs associated with its compliance with such Change in Capital Requirement (but in no event later than 365 days after such Lender is first required to comply with such Change in Capital Requirement).

          At the time of such notification such affected Lender shall provide the Borrower with a written statement setting forth the amount that would adequately compensate such affected Lender for the costs associated with its compliance with such Change in Capital Requirement and setting forth in reasonable detail the assumptions upon which such affected Lender calculated such amount, and a copy of the opinion of counsel referred to in the preceding sentence. Such affected Lender shall allocate to the Borrower the costs associated with such Change in Capital Requirement in such a way that the proportion of (i) such costs that are allocated to the Borrower to (ii) the total of such costs of such affected Lender associated with such Change in Capital Requirement as it relates to all commitments of such Lender to its customers of a similar creditworthiness as the Borrower, is substantially the same as the proportion of (i) the Commitment of such affected Lender under this Agreement or such participation agreement to (ii) the total of all commitments by such affected Lender to its customers of similar creditworthiness as the Borrower.

          The Borrower and such affected Lender shall thereafter negotiate in good faith an agreement to increase that portion of the facility fees payable to such affected Lender under Section 6.06 of this Agreement, which, in the opinion of such affected Lender, will adequately compensate such affected Lender for such costs. If such increase is approved in writing by the Borrower within ninety (90) days from the date of the notice to the Borrower from such affected Lender, the facility fees payable by the Borrower shall, effective from the date the affected Lender is first required to comply with such Change in Capital Requirement (but subject to the second last sentence of this Section 6.11(a)) include the amount of such agreed increase, and the Borrower will so notify the Agent. If the Borrower and such affected Lender are unable to agree on such an increase within ninety (90) days from the date of the notice to the Borrower from such affected Lender, the Borrower shall by written notice to such affected Lender within one hundred and twenty (120) days from the date of the aforesaid notice to the Borrower from such affected Lender, elect either to (i) terminate the Commitment of such affected Lender (each such Lender, a "Terminated Lender") (subject to the second last sentence of this Section 6.11(a)) or (ii) (subject to the second last sentence of this Section 6.11(a)) increase the facility fees payable to such affected Lender by the amount requested by such affected Lender and the Borrower will so notify the Agent. Without limiting the foregoing, if the Borrower elects to take the action described in clause (ii) of the preceding sentence, it may simultaneously therewith reduce the Commitment of such affected Lender by an amount chosen by the Borrower. If the Borrower fails to provide notice to such affected Lender as described in the second preceding sentence by such one hundred twentieth day, the Borrower shall be deemed to have taken the action described in clause (ii) of such second preceding sentence without reduction of the Commitment of such affected Lender.

          The Borrower (A) may from time to time after such one hundred twentieth day reduce the compensation to be received pursuant to the preceding provisions of this Section 6.11(a) by any affected Lender as a result of any Change in Capital Requirement, to the average compensation (the "Average Compensation") the Borrower has agreed, as provided above, to pay the affected Lenders as a result of such Change in Capital Requirement (such average compensation to be measured by a percentage of the aggregate Commitments of such affected Lenders) and (B) shall pay to each Terminated Lender on the day the Commitment of such Terminated Lender is terminated, an amount equal to the excess, if any, of
          (i) the lesser of (I) the aggregate facility fee that would have been payable to such Terminated Lender from the date of such Terminated Lender's notice to the Borrower pursuant to this
          Section 6.11(a) to the date the Commitment of such Terminated Lender is terminated had such facility fee been determined by reference to the Average Compensation, and (II) the aggregate facility fee that would have been payable to such Terminated Lender during such period had such facility fee been increased by an amount necessary to adequately compensate such Terminated Lender (as determined by such Terminated Lender in accordance with the applicable provisions of this Section 6.11(a)) for the costs attributable to the relevant Change in Capital Requirement, over (ii) the aggregate facility fee actually paid to such Terminated Lender during such period.

          On the day the Commitment of a Terminated Lender is terminated pursuant to this Section 6.11(a), the Borrower shall (i) repay all Loans and other amounts (including accrued interest and facility fees) owing to such Terminated Lender, (ii) be liable to such Terminated Lender under Section 6.14 if any Libor Loans or Short-Term Fixed Rate Loans owing to such Terminated Lender shall be repaid other than on the last day of the Libor Interest Period relating to such Libor Loan or the maturity date relating to such Short-Term Fixed Rate Loan, and (iii) pay to such Terminated Lender an amount equal to the maximum aggregate amount of the Borrower's obligations pursuant to any Bankers' Acceptance accepted by such Terminated Lender, which amount shall be held by such Terminated Lender in an interest bearing account as collateral security for the Borrower's obligations to such Terminated Lender with respect to such Borrowings, and the Borrower shall execute in favour of such Terminated Lender a cash collateral agreement (or such alternate arrangement as may be agreed upon by the Borrower and such Terminated Lender) in form and substance satisfactory to such Terminated Lender in respect of such amount.

     (b) Upon the occurrence of any Change in Capital Requirement, each Lender whose Commitment hereunder is affected by such Change in Capital Requirement shall transfer its Commitment to another branch office (or, if such Lender so elects, to an Affiliate) of such Lender, provided that such transfer shall be made only if such Lender shall have determined in good faith (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that (i) on the basis of existing circumstances, such transfer will avoid the increased costs resulting from such Change in Capital Requirement and will not result in any additional costs, liabilities or expenses to such Lender (unless the Borrower agrees to pay such additional costs, liabilities or expenses of such Lender) and (ii) such transfer is otherwise consistent with the interests of such Lender. A transfer of a Lender's Commitment pursuant to this Section 6.11(b) shall be effected pursuant to the provisions of Section 15.01, provided that no consent to such assignment shall be required from the Borrower or the Agent.

Section 6.12 - Illegality

          If the introduction of or any change in applicable law, regulation, treaty or official directive, or regulatory requirement (whether or not having the force of law), or the interpretation or application thereof by any court or by any Governmental Authority charged with the interpretation or administration thereof, makes it unlawful or prohibited for any Lender (as determined by such Lender in its sole and absolute discretion) to make, fund or maintain any Borrowing or any portion thereof or to perform its obligations under this Agreement, such Lender may, by written notice to the Borrower through the Agent, terminate its obligations under this Agreement to make, fund or maintain such Borrowings or perform such obligations and the Borrower shall prepay such Lender's Proportion thereof forthwith (or at the end of such period as such Lender in its sole and absolute discretion may determine), together with all accrued but unpaid interest, fees and costs as may be applicable to the date of payment or conversion and may reborrow by notice to the Agent such Borrowing on another basis of borrowing available under this Agreement.

Section 6.13 - Substitute Basis of Libor Borrowing

          If, at any time before the first day of any Libor Interest Period, any Lender determines in its sole and absolute discretion (which determination is final, conclusive and binding upon the Borrower) that:

     (a) adequate and reasonable means do not exist for ascertaining Libor for any Libor Loan for such Libor Interest Period;

     (b) Libor for any Libor Loan for such Libor Interest Period does not accurately reflect the effective cost to such Lender of making, funding or maintaining such Libor Loan or such cost is increased or the income actually received or receivable by such Lender is reduced in respect of any such Libor Loan;

     (c) the making or deemed re-Borrowing of any Libor Loan or any portion of any Libor Loan for such Libor Interest Period by such Lender has become impracticable by reason of circumstances which materially and adversely affect the London interbank market; or

     (d) deposits in US Dollars are not available to such Lender in the London interbank market in sufficient amounts in the ordinary course of business for such Libor Interest Period to make, fund or maintain any Libor Loan during such Libor Interest Period, then such Lender shall promptly notify the Agent and the Agent shall promptly notify the Borrower in writing of such determination setting forth the basis for such determination, whereupon such Lender shall be released of its obligation to make the relevant Borrowing by way of Libor Loans for such Libor Interest Period. If the same occurs with respect to any Libor Loan which is already outstanding, then such Libor Loan shall be treated, effective on the date of notice to the Borrower from the Agent, as a Borrowing by way of a Prime Loan pursuant to the Tranche B Facility in an Equivalent Amount for all purposes under this Agreement. Such Lender will not be obligated to make any further Libor Loans available pursuant to this Agreement so long as the circumstances referred to in clauses (a), (b), (c) or (d) of this Section 6.13 continue.

Section 6.14 - Indemnity for Libor Loans and Short-Term Fixed Rate Loans

          If the Borrower repays any Borrowing by way of Libor Loans or Short-Term Fixed Rate Loans on a day other than the last day of the Libor Interest Period of such Libor Loans or the maturity date of such Short-Term Fixed Rate Loans, the Borrower shall indemnify each Lender for any loss or expense suffered or incurred by such Lender, including, without limitation, any expense such Lender suffers or incurs by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to maintain its Libor Loan or Short-Term Fixed Rate Loan or any increased interest or other charges payable to lenders of funds borrowed in order to maintain such Libor Loan or Short-Term Fixed Rate Loan together with any other costs, charges or expenses incurred by such Lender with respect thereto. A certificate of such Lender setting out the basis for the determination of the amount necessary to indemnify such Lender, together with reasonable details of any calculations used in such determination shall be conclusive and binding on the Borrower for the purposes of payment and constitute prima facie evidence of the amount of such indemnity, absent manifest error.

Section 6.15 - Replacement of Lenders

          The Borrower shall be permitted to replace any Lender which (a) requests reimbursement for amounts owing pursuant to Section 6.10 or 6.11,
(b) is affected in the manner described in Section 6.12 and as a result thereof any of the actions described in said Section is required to be taken, (c) defaults in its obligation to make Loans or accept Bankers' Acceptances hereunder, or (d) is an Affiliate of a Bank (as defined in the CFC 1994 Credit Agreement) whose commitment under the CFC 1994 Credit Agreement is terminated, with a replacement Chartered Bank provided that

           (i)  such replacement does not conflict with any Applicable Law,


          (ii) no Event of Default shall have occurred and be continuing at the time of such replacement,

         (iii) the Borrower shall repay (or the replacement Lender shall purchase, at par) all Loans and other amounts (including accrued interest) owing to such replaced Lender concurrently with such replacement,

          (iv)  the Borrower shall be liable to such replaced Lender under
                Section 6.14 if any Libor Loans or Short-Term Fixed Rate Loans owing to such replaced Lender shall be repaid (or purchased) other than on the last day of the Libor Interest Period relating to such Libor Loan or the maturity date relating to such Short-Term Fixed Rate Loan,

           (v) the Borrower shall pay to such replaced Lender an amount equal to the maximum, aggregate amount of the Borrower's obligations pursuant to any Bankers' Acceptance accepted by such replaced Lender, which amount shall be held by such replaced Lender in an interest bearing account as collateral security for the Borrower's obligations to such replaced Lender with respect to such Borrowings, and the Borrower shall execute in favour of such replaced Lender a cash collateral agreement (or such alternate arrangement as may be agreed upon by the Borrower and such replaced Lender) in form and substance satisfactory to such replaced Lender in respect of such amount,

          (vi) the replacement Lender, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Agent,

         (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section
                15.01 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein),

        (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 6.10 or 6.11, as the case may be, and

          (ix) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Agent or any other Lender shall have against the replaced Lender.


                                  ARTICLE VII

                              BANKERS' ACCEPTANCES

Section 7.01 - Issue of Bankers' Acceptances

          The Borrower may issue Bankers' Acceptances denominated in Canadian Dollars, each in accordance with the provisions of this Article VII.

          For the purposes of this Agreement, the full face value of a Bankers' Acceptance, without discount, shall be used when calculations are made to determine the amount of Borrowings.

Section 7.02 - Conditions Applicable to Bankers' Acceptances

     (a) Notice: The Borrower shall notify the Agent at the Agent's Branch of Account by irrevocable written notice (which notice shall be in the form and substance set out in Schedule "B") by 10:00 a.m. one (1) Business Day prior to the Drawdown Date in respect of any Borrowing by way of Bankers' Acceptances.

     (b) Minimum Borrowing: Each Borrowing by way of Bankers' Acceptances shall be in a minimum aggregate face amount of $10,000,000.

     (c) Face Amounts: The face amount of any Bankers' Acceptance shall be $100,000 or any integral multiple thereof.

     (d) Term: Bankers' Acceptances shall be issued and shall mature on a Business Day. Each Bankers' Acceptance shall have a term of at least thirty (30) days and not more than three hundred and sixty-five (365) days excluding days of grace and shall mature on or before the Maturity Date and shall be in form and substance satisfactory to such Lender. Notwithstanding the foregoing sentence, Bankers' Acceptances may from time to time be issued for a term of seven (7) days if each Lender agrees at such time to accept Bankers' Acceptances with such term in the amount determined by the Agent in respect of such Lender in accordance with Section 7.02(g); provided, however, that the failure of any Lender to so agree shall not constitute a default by such Lender under this Agreement for purposes of Section 6.15 or otherwise.

     (e) Bankers' Acceptances in Blank: To facilitate the acceptance of Bankers' Acceptances under this Agreement, the Borrower shall, upon execution of this Agreement and from time to time as required, provide to the Agent drafts, in form satisfactory to the Agent, duly executed and endorsed in blank by the Borrower in quantities sufficient for each Lender to fulfil its obligations hereunder. Each Lender is hereby authorized to issue such Bankers' Acceptances endorsed in blank in such face amounts as may be determined by such Lender provided that the aggregate amount thereof is equal to the aggregate amount of Bankers' Acceptances required to be accepted by such Lender. No Lender shall be responsible or liable for its failure to accept a Bankers' Acceptance if the cause of such failure is, in whole or in part, due to the failure of the Borrower to provide duly executed and endorsed drafts to the Agent on a timely basis nor shall any Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except loss or improper use arising by reason of the gross negligence or wilful misconduct of such Lender, its officers, employees, agents or representatives. Each Lender shall maintain a record with respect to Bankers' Acceptances (i) received by it from the Agent in blank hereunder, (ii) voided by it for any reason, (iii) accepted by it hereunder, (iv) purchased by it hereunder and (v) cancelled at their respective maturities. Each Lender further agrees to retain such records in the manner and for the statutory periods provided in the various provincial or federal statutes and regulations which apply to such Lender.

     (f) Execution of Bankers' Acceptances: Drafts of the Borrower to be accepted as Bankers' Acceptances hereunder shall be duly executed on behalf of the Borrower. Notwithstanding that any person whose signature appears on any Bankers' Acceptance as a signatory for the Borrower may no longer be an authorized signatory for the Borrower at the date of issuance of a Bankers' Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Bankers' Acceptance so signed shall be binding on the Borrower.

     (g) Issuance of Bankers' Acceptances: Promptly following receipt of a notice of Borrowing by way of Bankers' Acceptances, the Agent shall so advise the Lenders and shall advise each Lender of the face amount of each Bankers' Acceptance to be accepted by it and the term thereof. The aggregate face amount of Bankers' Acceptances to be accepted by a Lender shall be determined by the Agent by reference to the respective Commitments of the Lenders, except that, if the face amount of a Bankers' Acceptance, which would otherwise be accepted by a Lender, would not be $100,000 or an integral multiple thereof, such face amount shall be increased or reduced by the Agent in its sole and unfettered discretion to the nearest integral multiple of $100,000.

     (h) Acceptance of Bankers' Acceptances: Each Bankers' Acceptance to be accepted by a Lender shall be accepted at such Lender's Branch of Account.

     (i) Purchase of Bankers' Acceptances: The Borrower may require any Lender to purchase promptly, and in any event no later than one
          (1) Business Day following written notice by the Borrower to such Lender and the Agent, from the Borrower at such Lender's BA Discount Rate any Bankers' Acceptance accepted by it and provide to the Agent the BA Discount Proceeds for the account of the Borrower. The Acceptance Fee payable by the Borrower to such Lender under Section 7.04 in respect of each Bankers' Acceptance accepted and purchased by such Lender may, at the option of such Lender, be set off against the BA Discount Proceeds payable by such Lender under this Section 7.02(i).

     (j) Sale of Bankers' Acceptances: Each Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it.

     (k) Waiver of Presentment and Other Conditions: The Borrower waives presentment for payment and any other defence to payment of any amounts due to a Lender in respect of a Bankers' Acceptance accepted by it pursuant to this Agreement which might exist solely by reason of such Bankers' Acceptance being held, at the maturity thereof, by such Lender in its own right and the Borrower agrees not to claim any days of grace if such Lender as holder sues the Borrower on the Bankers' Acceptances for payment of the amount payable by the Borrower thereunder.

Section 7.03 - Repayment of Bankers' Acceptances

          With respect to each Borrowing which is outstanding hereunder as a Bankers' Acceptance, the Borrower shall give irrevocable telephone or written notice (or such other method of notification as may be agreed upon between the Agent and the Borrower) to the Agent at or before 2:00 p.m. three (3) Business Days prior to the maturity date of such Bankers' Acceptance followed by written confirmation electronically transmitted to the Agent on the same day, of the Borrower's intention to issue Bankers' Acceptances on such maturity date to provide for the payment of such maturing Bankers' Acceptance. Any repayment of Bankers' Acceptances must be made at or before 12:00 noon on the respective maturity dates of such Bankers' Acceptances. If the Borrower fails to give such notice, the Borrower shall be deemed to have repaid such maturing Bankers' Acceptances with funds obtained by way of Prime Loans drawn under the Tranche B Facility commencing on the maturity date of such maturing Bankers' Acceptances.

Section 7.04 - Acceptance Fees

          Except to the extent that a Lender has set off its Acceptance Fee against the BA Discount Proceeds payable by such Lender under Section 7.02(i), the Borrower shall pay to the Agent for the account of each Lender in advance an Acceptance Fee forthwith upon the issuance of a Bankers' Acceptance to be accepted by such Lender calculated at the rate per annum equal to the Acceptance Rate, such Acceptance Fee to be calculated on the face amount of such Bankers' Acceptance and to be computed on the basis of the number of days in the term of such Bankers' Acceptance and on the basis of a year of 365 days or 366 days, as applicable. The Acceptance Fee applicable to a Bankers' Acceptance accepted by a Lender shall be received by the Agent for the account of the Lender no later than 12:00 noon on the date of issuance of such Bankers' Acceptance. Subject to the additional amounts payable under Section 6.04, the amount of Acceptance Fees to be paid on any date as specified above shall be the amount which would be due and payable if the Utilization for the term of the Bankers' Acceptance was less than 33-1/3%.

Section 7.05 - Cash Cover Accounts

          Upon the occurrence of an Event of Default or any event which with the giving of notice or lapse of time or the happening of any further condition, event or act would constitute an Event of Default, and in addition to any other rights or remedies of any Lender and the Agent hereunder, any Lender or the Agent as and by way of collateral security (or such alternate arrangement as may be agreed upon by the Borrower and such Lender or the Agent, as applicable) shall be entitled to deposit and retain in an account to be maintained by the Agent (bearing interest at the Agent's rates as may be applicable in respect of other deposits of similar amounts for similar terms) amounts which are received by such Lender or the Agent from the Borrower hereunder or as proceeds of the exercise of any rights or remedies of any Lender or the Agent hereunder against the Borrower, to the extent such amounts may be required to satisfy any contingent or unmatured obligations or liabilities of the Borrower to the Lenders or the Agent, or any of them hereunder.


                                  ARTICLE VIII

                    PAYMENTS AND EVIDENCE OF INDEBTEDNESS

Section 8.01 - Place and Currency of Payment

          Payments of principal, interest and fees payable by the Borrower pursuant to this Agreement shall be paid in the currency in which the particular Borrowing is denominated and all other payments made pursuant to this Agreement shall be paid in Canadian Dollars, all such payments to be for value at or before 2:00 p.m. on the day such payment is due. If such day is not a Business Day, such amount shall be deemed for all purposes of this Agreement to be due on the Business Day next following such day and any such extension of time shall be included for purposes of the computation of interest or fees payable under this Agreement. Until such time as the Borrowings shall have been declared to be due and payable, all payments shall be made at the Agent's Account for Payments, unless otherwise explicitly provided for elsewhere in this Agreement. If the Borrowings are declared to be immediately due and payable, all payments, after such demand, shall be made at the Agent's Branch of Account, notwithstanding any other provision of this Agreement.

Section 8.02 - Application of Payments Prior to an Event of Default

          All payments made by or on behalf of the Borrower pursuant to this Agreement prior to an Event of Default shall be made to (i) the Lenders in the case of the Tranche A Facility and (ii) the Agent on behalf of the Lenders in the case of the Tranche B Facility and, in each case, shall be applied in each instance in the following order:

           (i) firstly, in payment of any amounts due and payable as and by way of agency fees and recoverable expenses hereunder;

          (ii) secondly, in payment of any amounts due and payable as and by way of facility fees referred to in Section 6.06;

         (iii) thirdly, in payment of any interest or default interest or Acceptance Fees then due and payable on or in respect of the Borrowings;

          (iv) fourthly, in repayment of any principal amounts of the Borrowings; and

           (v) fifthly, in payment of any other amounts then due and payable by the Borrower hereunder.

Section 8.03 - Manner of Payment and Taxes

          All payments to be made by or on behalf of the Borrower under or in connection with this Agreement are to be made without deduction or withholding for or on account of any Tax in respect of the payment. If any Tax is deducted or withheld from any payment, the Borrower shall promptly remit to the Agent at the Agent's Account for Payment on behalf of each affected Lender, in the currency in which such payment is to be made, the equivalent of the amount so deducted or withheld together with relevant official receipts or other evidence satisfactory to each such affected Lender evidencing payment to the appropriate taxing authority of each such Tax by the Borrower on behalf of each such affected Lender. If the Borrower is prevented by operation of law or otherwise from paying, causing to be paid or remitting such Tax, the interest payable under this Agreement shall be increased to such rates as are necessary to yield and remit to each such affected Lender the principal sum advanced together with interest at the rates specified in this Agreement after provision for payment of such Tax. From time to time at the request of the Agent on behalf of each such affected Lender, the Borrower shall execute and deliver any and all further instruments necessary or advisable to give full force and effect to such increase in the rates of interest as are necessary to yield to a Lender interest at the specified rates. The Borrower shall also indemnify each such affected Lender in respect of the delay or failure of the Borrower to make any such payment, including penalties relating thereto or interest thereon.

Section 8.04 - No Set-Off

          All payments to be made by or on behalf of the Borrower shall be made without set-off or counterclaim.

Section 8.05 - Evidence of Indebtedness

          With respect to the Tranche A Facility, each Lender shall open and maintain on the books of such Lender's Branch of Account, accounts and records evidencing the Borrowings made available by such Lender under this Agreement. Each Lender shall record therein the amount of each Borrowing made available by way of Prime Loans or Short-Term Fixed Rate Loans under the Tranche A Facility, each payment of principal on account thereof and interest becoming due to the Lender in respect of such Loans, and all payments on account thereof. Such accounts and records maintained by each of the Lenders will constitute, in the absence of manifest error, prima facie evidence of the indebtedness of the Borrower owing to such Lender in respect of Loans under the Tranche A Facility pursuant to this Agreement, the date of each Borrowing made available by the Lender under the Tranche A Facility and the amount thereof, and the amounts and the dates on which the Borrower has made payments to the Lender from time to time on account of the principal thereof and interest thereon.

          With respect to amounts owing under this Agreement other than Loans under the Tranche A Facility, the Agent shall open and maintain on the books of the Agent at the Agent's Branch of Account, accounts and records evidencing the Borrowings by each Lender made available by way of Prime Loans and Libor Loans under the Tranche B Facility and each payment of principal on account thereof, and shall record the Bankers' Acceptances accepted and cancelled by each Lender, and all other amounts becoming payable to the Agent and the Lenders under this Agreement other than Loans under the Tranche A Facility, and all payments on account thereof. Such accounts and records maintained by the Agent will constitute, in the absence of manifest error, prima facie evidence of the indebtedness of the Borrower owing to the Agent and each Lender pursuant to this Agreement (other than in respect of Loans under the Tranche A Facility), the date of each Borrowing under the Tranche B Facility made available by each Lender and the amount thereof, and the amounts and the dates on which the Borrower has made payments through the Agent on account of the principal of and interest on the Borrowings under the Tranche B Facility, fees payable and other amounts owing hereunder.

          The Agent shall maintain at the Agent's Branch of Account a register (the "Register") for the recordation of the names of the Lenders, the Commitments of the Lenders, the principal amount of each Loan owing to each Lender from time to time, the aggregate face amount of Bankers' Acceptances accepted by each Lender from time to time and the rates of interest applicable to each outstanding Loan from time to time. Within two
(2) Business Days after the end of each month during the term of this Agreement, the Agent shall provide a copy of the Register to the Borrower.


                                   ARTICLE IX

                              CONDITIONS PRECEDENT

Section 9.01 - Conditions to Effectiveness

          This Agreement shall be effective on the later of May 23, 1994 and the date on which:

     (a) there shall have been delivered to the Agent in sufficient numbers for distribution to the Lenders in form and substance satisfactory to the Agent, the following:

           (i)  a duly executed copy of this Agreement,

          (ii) a certificate of the Borrower, dated the Effective Date, in the form and substance set out in Schedule "O" with appropriate insertions, executed by the Chairman of the Board, President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Borrower attaching the documents referred to in Sections
                9.01(a)(iii), (iv) and (v);

         (iii) a certified copy of the constating documents of the Borrower,

          (iv) a certificate of compliance relating to the Borrower issued under the Canada Business Corporations Act,

           (v) a certified resolution or resolutions of the board of directors of the Borrower relating to the authority of the Borrower to execute, deliver and perform its obligations under this Agreement and the instruments, agreements, certificates, papers and other documents contemplated herein and the manner in which and by whom the foregoing documents are to be executed and delivered,

          (vi) the opinion of Gowling, Strathy & Henderson, counsel to the Borrower and CFC, as to (A) the corporate status and capacity of the Borrower, its authority and legal right to enter into, observe and perform the terms and obligations on its part to be observed and performed under this Agreement, (B) the validity, binding effect and enforceability of this Agreement as against the Borrower,
                (C) the validity, binding effect and enforceability of the Guarantee as against CFC and (D) such other matters as the Agent may reasonably request, in the form and substance set out in Schedule "F",

         (vii) a certificate of CFC, dated the Effective Date, in the form and substance set out in Schedule "O" with appropriate insertions, executed by the Chairman of the Board, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of CFC attaching the documents referred to in Sections 9.01(a)(viii), (ix) and (x),

        (viii) a certified copy of the restated articles of incorporation, as amended, of CFC,

          (ix)  a certificate of standing relating to CFC,

           (x) a certified resolution or resolutions of the executive committee of the board of directors of CFC relating to the authority of CFC to execute, deliver and perform its obligations under the Guarantee and the manner in which and by whom the Guarantee is to be executed and delivered,

          (xi)  a duly executed copy of the Guarantee,

         (xii) the opinion of the General Counsel of CFC (A) as to the corporate status, capacity and good standing of CFC, its authority and legal right to enter into, observe and perform the obligations it assumes under the Guarantee and
                (B) as to such other matters as the Agent may reasonably request, in the form and substance set out in Schedule "H",


        (xiii) the opinion of McMillan Binch, counsel to the Agent and the Lenders, in the form and substance set out in Schedule "I", and

         (xiv) a duly executed copy of the undertaking for each Lender in the form and substance set out in Schedule "J"; and

     (b) the Agent shall have received satisfactory evidence that the Existing Credit Agreement shall have been terminated pursuant to an irrevocable notice of termination of commitments and that any amounts owing thereunder by the Borrower shall have been (or shall upon this Agreement becoming effective be) paid in full.

Section 9.02 - Conditions Precedent to all Borrowings

          The obligation of each Lender to make available Borrowings on a Drawdown Date (which for purposes of this Section 9.02 shall exclude a Conversion Date or a date on which a Libor Loan is reborrowed by way of another Libor Loan or a date on which a Bankers' Acceptance is repaid by way of Bankers' Acceptances) is subject to the following conditions:

           (i)  the representations and warranties contained in Section
                2.01 of this Agreement (other than Section 2.01(j)) and in
                Section 7.01 (other than Section 7.01(j)) of the Guarantee shall be true and correct on and as of such Drawdown Date for the Borrowing as if made on and as of such date and, for the purposes hereof, the representations and warranties set forth in Section 2.01(h) of this Agreement and Section 7.01(h) of the Guarantee shall be read as if they each referred to the most recent financial statements of the Borrower or CFC, as applicable, delivered to the Agent pursuant to Section 10.01(l)(a) prior to such Borrowing, and

          (ii) with respect to Borrowings pursuant to the Tranche B Facility, the Agent shall have received the timely notice of the Borrowing required pursuant to Section 3.03, 4.02,
                4.06 or 7.02.

Section 9.03 - Waiver of a Condition Precedent

          The terms and conditions of Sections 9.01 and 9.02 are inserted for the sole benefit of the Lenders and may be waived by the Agent on behalf of the Lenders in whole or in part with or without terms or conditions, in respect of all or any portion of the Borrowings, without affecting the right of the Lenders to assert such terms and conditions in whole or in part in respect of any other Borrowing.

Section 9.04 - Existing Credit Agreement

          Without affecting any terms of the Existing Credit Agreement which expressly survive the termination of the Existing Credit Agreement, each Lender party to the Existing Credit Agreement hereby waives any requirement of advance notice of such termination contained in the Existing Credit Agreement and hereby agrees that the Existing Credit Agreement and the commitments thereunder (subject to receipt of any other required consents of any other Person) shall terminate simultaneously with the satisfaction by the Borrower of the conditions to effectiveness set forth in Section 9.01.


                                   ARTICLE X

                           COVENANTS OF THE BORROWER

Section 10.01 - Affirmative Covenants of the Borrower

          The Borrower covenants and agrees with each of the Lenders and the Agent that, so long as any Lender's Commitment remains in effect, any Borrowing remains outstanding and unpaid or any other amount is owing to any Lender or the Agent hereunder:

(1)  Financial Statements, etc.

     (a) The Borrower shall furnish to the Agent in sufficient numbers for each Lender:

           (i) as soon as available and in any event within sixty (60) days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Borrower and of CFC, copies of the financial statements of the Borrower and financial statements of CFC consisting of, at a minimum, balance sheets of the Borrower and of CFC, as of the end of such quarterly accounting-period, and related statements of net earnings, net earnings retained for use in the business, and cash flows for the portion of such fiscal year ended with the last day of such quarterly accounting period, all in reasonable detail and prepared and certified (subject to year-end audit adjustments) by the chief financial officers or other authorized financial officers of the Borrower and CFC, respectively, and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year,

          (ii) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, copies of financial statements of the Borrower consisting of, at a minimum, balance sheets of the Borrower as of the end of such fiscal year, and copies of the related statements of net earnings, net earnings retained for use in the business, and cash flows for such fiscal year, all in reasonable detail and audited by independent chartered accountants of nationally recognized standing selected by the Borrower and stating in comparative form the respective figures as of the end of and for the previous fiscal year, together with an auditor's report confirming that in such auditor's opinion the statements present fairly the financial position of the Borrower and its Subsidiaries and the results of their operations for the fiscal year reported on,

         (iii) as soon as available and in any event within ninety (90) days after the end of each fiscal year of CFC, copies of financial statements of CFC consisting of, at a minimum, balance sheets of CFC as of the end of such fiscal year, and copies of the related statements of net earnings, net earnings retained for use in the business, and cash flows for such fiscal year, all in reasonable detail and certified by independent public accountants of nationally recognized standing selected by CFC, and stating in comparative form the respective figures as of the end of and for the previous fiscal year,

          (iv) concurrently with the financial statements for each quarterly accounting period and for each fiscal year of the Borrower furnished pursuant to subparagraphs (a)(i) and
                (a)(ii) of this Section 10.01(1), (A) a certificate in the form and substance set out in Schedule "K" of the Chairman of the Board, the President, an Executive Vice President, a Vice President or the Treasurer of the Borrower, and

           (v) promptly following the Agent's request therefor, such other information relating to the affairs of the Borrower and its Subsidiaries or CFC and its Subsidiaries as the Agent may from time to time reasonably request.

     (b) Upon written request by any Lender through the Agent, the Borrower will furnish to such Lender copies of (i) all such reports, if any, of the type a publicly held corporation would generally make available to its shareholders as the Borrower shall make available to CFC, and (ii) all regular and periodic reports which the Borrower or any Subsidiary may be required to file with the Ontario Securities Commission or any similar or corresponding governmental department, commission, board, bureau or agency, domestic or foreign, or with any securities exchange.

(2)  Payment and Performance of Obligations.

     (a) The Borrower shall duly and punctually pay or cause to be paid the principal of and interest (including any interest on amounts in default) on and any other payments in respect of the Borrowings, on the dates, at the places, in the currency and in the manner mentioned herein.

     (b) The Borrower will, and will cause each Subsidiary (but only to the extent that such Subsidiary's assets shall be sufficient for the purpose) to:

           (i) pay or cause to be paid the principal of and the interest on all indebtedness heretofore or hereafter incurred or assumed by it when and as the same shall become due and payable, unless such indebtedness be renewed or extended, and

          (ii) faithfully perform, observe and discharge all the covenants, conditions and obligations which are imposed on it by any and all indentures and other agreements securing or evidencing such indebtedness or pursuant to which such indebtedness is issued, and not permit the occurrence of any act or omission which is or may be declared to be a default thereunder;

          provided, however, that neither the Borrower nor any Subsidiary shall be required to make any payment or to take any other action by reason of this Section 10.01(2) at any time while it shall be contesting in good faith by appropriate proceedings its obligation so to do, if it shall have set aside on its books adequate reserves established in accordance with GAAP with respect thereto.

     (c) The Borrower will, and will cause each Subsidiary to, pay and discharge promptly all taxes, assessments and other governmental charges or levies imposed upon it or upon its income or upon any of its property, real, personal or mixed, or upon any part thereof, as well as all claims of any kind (including claims for labour, materials and supplies) which, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary, as the case may be, shall have set aside on its books adequate reserves established in accordance with GAAP with respect thereto.

(3)  Maintenance of Existence and Property.

          The Borrower will remain a corporation validly subsisting under the laws of Canada or a province thereof and the Borrower will, and will cause each Subsidiary to:

           (i) do all things necessary to preserve and keep in full force and effect its corporate existence, rights, privileges and franchises; provided, however, that nothing in this subparagraph (i) shall prevent the abandonment or termination of the corporate existence, rights, privileges and franchises of any Subsidiary if, in the opinion of the board of directors of the Borrower, such abandonment or termination is in the best interests of the Borrower and not disadvantageous in any material respect to the Lenders, and

          (ii) maintain and keep its properties in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals and replacements, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

(4)  Notices.

          The Borrower will promptly give notice to the Agent (i) of the occurrence of any Event of Default or any event which with notice or lapse of time or both would constitute an Event of Default,
          (ii) of any event of default under any material instrument or other agreement of the Borrower or any of its Subsidiaries taken as a whole (and in the case of a notice under this clause (ii) or the foregoing clause (i), such notice shall be accompanied by a certificate of any Vice President, the Treasurer or the Controller of the Borrower specifying the nature of such event, the period of existence thereof, and the action that the Borrower proposes to take with respect thereto), (iii) of any litigation, proceeding, investigation or dispute which may exist at any time, involving the Borrower or any of its Subsidiaries and any Governmental Authority or any other Person which might have a materially adverse effect upon the business, operations, assets or condition, financial or otherwise, of the Borrower and any of its Subsidiaries taken as a whole, and (iv) of any change in the ownership of shares of capital stock of the Borrower which are entitled to vote under all circumstances for the election of the board of directors of the Borrower.

(5)  Change in Debt Ratings.

          The Borrower will promptly give notice to the Agent of each change in the long-term senior unsecured debt ratings assigned to CFC by S&P, Moody's, D&P or Fitch and any change in the Status.

Section 10.02 - Negative Covenants of the Borrower

          The Borrower covenants and agrees with each of the Lenders and the Agent that, so long as any Lender's Commitment remains in effect, any Borrowing remains outstanding and unpaid or any other amount is owing to any Lender or the Agent hereunder:

(1)  Consolidated Tangible Net Worth.

          The Borrower shall not permit its Consolidated Tangible Net Worth to be less than $150,000,000.

(2)  Limitation on Transactions with Affiliates.

          The Borrower will not, and will not permit any Subsidiary to, engage in any transaction with an Affiliate (other than CFC or its Subsidiaries) on terms substantially less favourable to the Borrower or such Subsidiary than would be obtainable at the time in comparable transactions between the Borrower or such Subsidiary with Persons who are not Affiliates.

(3)  Limitation on Fundamental Changes.

     (a) The Borrower shall not, nor shall it permit any Subsidiary to, amalgamate with any other corporation, nor shall the Borrower or any Subsidiary enter into any Material Asset Disposition (as hereinafter defined) except that:

           (i) the Borrower may amalgamate with any other Person, provided that (A) immediately after such amalgamation, no Event of Default shall have occurred and be continuing, and (B) the amalgamated corporation shall execute and deliver if requested by the Agent, in form and substance satisfactory to the Lenders, ratification of any outstanding Borrowings and confirmation of its assumption of the Obligations,

          (ii) any Subsidiary may amalgamate (A) with the Borrower, (B) with any one or more wholly-owned Subsidiaries, (C) with any other corporation, if such Subsidiary shall continue to be a Subsidiary of the Borrower and immediately after such amalgamation, no Event of Default shall have occurred and be continuing, or (D) with any other corporation, if the disposition of the capital stock of such Subsidiary by its parent corporation would not constitute a Material Asset Disposition, and

         (iii)  any Subsidiary may enter into any Material Asset
                Disposition by which its assets are transferred to the Borrower or a wholly-owned Subsidiary of the Borrower.

          For the purposes of this Section 10.02(3)(a), the term "Material Asset Disposition" shall mean any transaction (not including a transaction (i) by which a Permitted Encumbrance is created, (ii) consisting of a sale of Receivables by the Borrower or any of its Subsidiaries, or (iii) consisting of a lease of assets entered into in the ordinary course of business of the Borrower or any of its Subsidiaries) consisting of the sale, lease, transfer or other disposition of assets having a book value at the time of such transaction equal to or greater than the greater of (A) $50,000,000 and (B) 5% of the total book value of all assets of the Borrower and its Subsidiaries at such time, and any group of related sales, leases, transfers or other dispositions made within any period of six consecutive calendar months commencing on or after the Effective Date shall be treated as one transaction for the purpose of determining whether the same is a Material Asset Disposition.

     (b) The Borrower will not engage primarily in any business other than the Finance Business, it being understood that nothing in this covenant shall prevent Subsidiaries of the Borrower from engaging in any business other than the Finance Business.

(4)  Limitation on Liens.

          The Borrower will not, and will not permit any Subsidiary to, create, assume or incur, or suffer to be created, assumed or incurred or to exist, any Lien in respect of any property of any character of the Borrower or such Subsidiary, whether heretofore or hereafter acquired; excluding, however, from the operation of this covenant any Permitted Encumbrance.


                                   ARTICLE XI

                           REIMBURSEMENT OF EXPENSES

Section 11.01 - Reimbursement of Expenses

     (a) All statements, reports, certificates, opinions and other documents or information required to be furnished to the Lenders or the Agent by the Borrower under this Agreement shall be supplied by the Borrower, without cost to the Lenders or the Agent.

     (b)  The Borrower agrees, on demand:

           (i) to pay or reimburse the Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to or waiver under, this Agreement, the Guarantee and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby and the administration thereof, including, without limitation, the reasonable fees and disbursements of McMillan Binch, counsel to the Agent, the Co-Agents and the Lenders;

          (ii) to pay or reimburse each Lender and the Agent for all costs and expenses (other than legal fees and disbursements) incurred in connection with the enforcement or preservation of any rights under this Agreement or the Guarantee and any other documents prepared in connection herewith or therewith, and the reasonable fees and disbursements of one firm of counsel to the Agent, the Co-Agents and the Lenders; and

         (iii) to (A) indemnify each Lender from and against liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (other than legal fees and disbursements) of any kind whatsoever (and, with respect to any proceeding or related proceedings, the reasonable fees and disbursements of one firm of counsel to the relevant Lenders in connection with such proceeding(s)) which may at any time (including, without limitation, at any time following payment of the Borrowings) be imposed on, incurred by or asserted against such Lender in any way relating to or arising out of this Agreement, the Guarantee or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Lender under or in connection with any of the foregoing, provided that the Borrower shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from (I) the ordinary course administration of this Agreement or such other documents by any Lender or
                (II) any Lender's gross negligence or wilful misconduct or bad faith and (B) pay or reimburse (I) each Lender for any payments made by such Lender to the Agent pursuant to the provisions of Section 14.19 and (II) the Agent for any and all liabilities, expenses or disbursements incurred by it which pursuant to the provisions of Section 14.19 are the subject of indemnification payments from the Lenders to the extent that the Agent, for whatever reason, did not receive such indemnification payments from any Lender or Lenders.

          The agreements in this Section 11.01(b) shall survive repayment of the Borrowings and all other amounts payable hereunder.


                                  ARTICLE XII

                               EVENTS OF DEFAULT

Section 12.01 -  Events of Default

          The occurrence of any one or more of the following events constitutes an Event of Default under this Agreement:

     (a) the non-payment of the principal of any Borrowing or any portion thereof when such principal payment shall become due and payable hereunder;

     (b) the non-payment of interest on any Borrowing or any portion thereof or any fee or other amount due under this Agreement for a period of five (5) Business Days from the date on which such payment shall become due and payable hereunder;

     (c) if either the Borrower or CFC, as applicable, fails to carry out or observe any covenant or condition contained in Section 10.02 of this Agreement or Section 8.02 of the Guarantee;

     (d) if either the Borrower or CFC, as applicable, fails to carry out or observe any covenant or condition contained in this Agreement or the Guarantee (other than those described in Sections 12.01(a), (b) and (c)), and such default continues unremedied for a period of 30 days after receipt by the Borrower of notice of such default from the Agent;

     (e) if the Borrower or any of its Subsidiaries or CFC or any of its Significant Subsidiaries is adjudged or declared bankrupt or insolvent or makes an assignment for the benefit of creditors, petitions or applies to any tribunal for the appointment of a receiver or trustee for it or for any substantial part of its property, makes or files a notice of intention to make a proposal under the Bankruptcy and Insolvency Act or similar or successor legislation, or commences any proceedings relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction whether now or hereafter in effect including the Companies' Creditors Arrangement Act or any similar or successor legislation, or by any act indicates its consent to, approval of, or acquiescence in, any such proceeding for it or for any substantial or material part of its property, or suffers the appointment of any such receiver or trustee;

     (f) the filing of any notice of intention or other commencement of proceedings for the bankruptcy, insolvency, dissolution, liquidation or winding-up of the Borrower or any of its Subsidiaries or for the suspension of the operations of the Borrower or any of its Subsidiaries or CFC or any of its Significant Subsidiaries; provided however, if the commencement of proceedings for the dissolution, liquidation or winding-up of any Subsidiary of the Borrower or of any Significant Subsidiary of CFC (excluding the Borrower) is commenced voluntarily, such action shall not constitute an Event of Default;

     (g) if an encumbrancer after due process of law takes possession of or forecloses or retains, or sells or otherwise disposes of, or otherwise proceeds to enforce security over any assets of the Borrower or any of its Subsidiaries or of CFC or any of its Significant Subsidiaries which constitute a substantial part of the assets of the Borrower and its Subsidiaries taken as a whole, or CFC and its Subsidiaries taken as a whole, respectively, or gives notice of its intention to do any of the foregoing or if a distress or execution or any similar process is levied or enforced against such assets and remains unsatisfied for such period as would permit a sale or other disposition to occur;

     (h) if the Borrower or any of its Subsidiaries shall (i) default in any payment or payments in the aggregate amount of more than $5,000,000 (or the Equivalent Amount thereof in any other currency) at any one time on any of its indebtedness, beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any of its indebtedness in the principal amount of more than $5,000,000 (or the Equivalent Amount thereof in any other currency) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such indebtedness to become due prior to its stated maturity;

     (i) if CFC or any of its Significant Subsidiaries shall (i) default in any payment or payments in the aggregate amount of more than US$20,000,000 (or the Equivalent Amount thereof in any other currency) at any one time on any of its indebtedness, beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created or (ii) default in the observance or performance of any agreement or conditions relating to any of its indebtedness in the principal amount of more than US$20,000,000 (or the Equivalent Amount thereof in any other currency) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such indebtedness to become due prior to its stated maturity;

     (j) a writ of execution, attachment or similar process being issued or levied against all, or a substantial portion of, the property of the Borrower, any of its Subsidiaries or CFC in connection with any judgment against any of the Borrower, its Subsidiaries or CFC in any amount which materially affects the property of the Borrower, any of its Subsidiaries or CFC and such writ of execution, attachment or similar process shall not have been stayed;

     (k) if any representation or warranty made by the Borrower or CFC under this Agreement or the Guarantee or in any document or certificate furnished to the Lenders by the Borrower or CFC in connection herewith or therewith or pursuant hereto or thereto shall prove at any time to be materially incorrect as of the date made;

     (l) if one or more final judgements or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $5,000,000 (or the Equivalent Amount thereof in any other currency) or more which shall have been unpaid for a period of 60 days and shall not have been stayed; or

     (m) if the Borrower or any Subsidiary ceases or takes affirmative action to cease to carry on any material part of its business as presently conducted by it provided, however, that Chrysler Life Insurance Company of Canada may cease to carry on business.

Section 12.02 - Acceleration

          Upon the occurrence of any Event of Default, the Agent on behalf of the Lenders may, and if so requested by the Majority Lenders shall, by written notice to the Borrower declare the Total Commitment to be terminated and thereby terminate the right of the Borrower to apply for further Borrowings and the Agent may, and if so requested by the Majority Lenders shall, by written notice to the Borrower, declare the Obligations outstanding to be immediately due and payable without presentation, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower. In such event the Borrower shall pay immediately to the Agent for the account of each Lender all amounts owing or payable under this Agreement to such Lender together with the face amount of all Bankers' Acceptances accepted by such Lender and outstanding, failing which all rights and remedies of the Lenders and Agent shall thereupon become enforceable.

Section 12.03 - Waiver of Default

          No express or implied waiver by a Lender or by the Agent of any Event of Default shall in any way be or be construed to be, a waiver of any future or subsequent Event of Default.

Section 12.04 - Application and Sharing of Payments Following Acceleration

          Any sum received by the Agent at any time after the Borrowings have been declared due and payable and which the Agent is obliged to apply in or towards satisfaction of sums due from the Borrower hereunder shall be applied by the Agent:

     (a) firstly, in or towards payment of any fees or expenses then due and payable to the Agent in connection with the provision of its services as Agent hereunder;

     (b) secondly, among the Lenders on a pro rata basis in accordance with amounts due and payable as and by way of facility fees referred to in Section 6.06 and recoverable expenses hereunder, in or towards the payment of any such amounts;

     (c) thirdly, among the Lenders on a pro rata basis in accordance with amounts then due and payable as and by way of interest or default interest on or in respect of the Borrowings, in or towards the payment of any such amounts;

     (d) fourthly, among the Lenders on a pro rata basis in accordance with amounts due and payable as and by way of the principal amounts of any Borrowings then outstanding hereunder after adjustments in accordance with the provisions of Section 14.17, in or towards repayment of any such amounts; and

     (e) fifthly, among the Lenders on a pro rata basis in accordance with all other amounts then due and payable by the Borrower hereunder, in or towards satisfaction of any such amounts.


                                  ARTICLE XIII

                                    REMEDIES

Section 13.01 - Remedies Cumulative

          For greater certainty, it is expressly understood and agreed that the rights and remedies of the Agent and the Lenders under this Agreement are cumulative and are in addition to and not in substitution for any rights or remedies provided by law; any single or partial exercise by or on behalf of the Agent or any Lender of any right or remedy for a default or breach of any term, covenant, condition or agreement herein contained shall not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy or other rights or remedies to which the Agent or such Lender may be lawfully entitled for the same default or breach, and any waiver by the Agent or any Lender of the strict observance, performance or compliance with any term, covenant, condition or agreement herein contained, and any indulgence granted thereby, shall be deemed not to be a waiver of that or any subsequent default.

          The Agent, on behalf of the Lenders acting on the instructions of the Majority Lenders, or failing such action by the Agent, the Majority Lenders on behalf of all Lenders, may, to the extent permitted by Applicable Laws, bring suit at law, in equity or otherwise for any available relief or purpose including but not limited to (i) the specific performance of any covenant or agreement contained in this Agreement, the Guarantee or in any other document given pursuant to or incidental to this Agreement, (ii) an injunction against a violation of any of the terms thereof, (iii) in aid of the exercise of any power granted thereby or by law, or (iv) to recover judgment for any and all amounts due in respect of the Borrowings or amounts otherwise due hereunder or under any documents given in connection with this Agreement.

          To the extent permitted by Applicable Law, the Borrower hereby waives any rights now or hereafter conferred by statute or otherwise which may limit or modify any of a Lender's rights or remedies under this Agreement.

Section 13.02 - Set-Off

          Upon and after the occurrence of any Event of Default or any event which with the giving of notice or the lapse of time or the happening of any further condition, event or act would constitute an Event of Default, and so long as such event is continuing the Agent and each Lender and each of their respective branches and offices are hereby authorized by the Borrower, at any time and from time to time, without notice, (a) to set-off and apply any and all amounts owing by the Agent or such Lender or any such branch or office to the Borrower (whether payable in Canadian Dollars or any other currency, whether matured or unmatured, and in the case of deposits, whether general or special, time or demand and however evidenced) other than amounts owing in respect of bank accounts of the Borrower in respect of which the Borrower is acting as servicer under receivables sales or securitization transactions where the monies in such accounts are held in trust for other Persons, against and on account of the obligations and liabilities of the Borrower due to the Agent or such Lender under this Agreement (whether such obligations are payable in Canadian Dollars or any other currency, whether or not any demand has been made under this Agreement and whether such obligations are unmatured or contingent), (b) to hold any such amounts owing by the Agent or such Lender as collateral to secure the obligations and liabilities of the Borrower under this Agreement to the extent such amounts may be required to satisfy any contingent or unmatured obligations or liabilities of the Borrower to the Agent or such Lender hereunder, and (c) to return as unpaid for insufficient funds any and all cheques and other items drawn against any deposits so held as the Agent or such Lender in its sole discretion may elect.

Section 13.03 - Lenders May Perform Covenants

          If the Borrower shall fail to perform any of its obligations under any covenant contained in this Agreement or any other document delivered hereunder, the Agent may on behalf of the Lenders, on the instructions of the Majority Lenders, upon five (5) Business Days prior written notice to the Borrower, perform any such covenant capable of being performed by it and, if any such covenant requires the payment or expenditure of money, it may make such payment or expenditure with its own funds on behalf of the Lenders. All amounts so paid by the Agent hereunder shall be repaid by the Borrower on demand therefor, and shall bear interest at the rates set forth in Section 6.05 from and including the date paid by the Agent hereunder to but excluding the date such amounts are repaid in full by the Borrower.


                                  ARTICLE XIV

                           THE AGENT AND THE LENDERS

Section 14.01 - Authorization of Agent

          Each Lender irrevocably appoints and authorizes the Agent to take all action as agent on its behalf and to exercise such powers and perform such duties under this Agreement and the Guarantee as are delegated to the Agent by its terms, together with all powers reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or the Guarantee, the Agent is not required to exercise any discretion or to take any action, but is required to act or to refrain from acting (and is fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders. Anything to the contrary in this Agreement or the Guarantee notwithstanding, the Agent shall never be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, the Guarantee or Applicable Laws. Except in respect of the Agent's gross negligence or wilful misconduct, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or thereunder in accordance with the terms of this Article XIV.

Section 14.02 - Arrangements for Tranche B Facility Borrowings

          The Agent shall give notice to each Lender promptly in writing upon receipt by the Agent of any request for a Borrowing under the Tranche B Facility.

          The Agent shall advise each Lender of the amount, date and details of each such Borrowing and of each Lender's participation in each such Borrowing. At or before 12:00 noon on the Drawdown Date or Conversion Date, as applicable, each Lender will make its participation available to the Borrower (i) if by way of Prime Loans and Libor Loans, through the Agent's Account for Payments and (ii) if by way of the acceptance of Bankers' Acceptances, at the Lender's Branch of Account.

Section 14.03 - Arrangements for Repayment of Tranche B Facility Borrowings

           Prior to any acceleration of the Borrowings made pursuant to
Section 12.02 of this Agreement, upon receipt by the Agent of payments from the Borrower on account of principal, interest, Acceptance Fees, facility fees or any other payment made to the Agent on behalf of the Lenders, the Agent shall pay over to each Lender the amount to which it is entitled under this Agreement. Such payment shall be made promptly following receipt and, in any event, the Agent shall use its best efforts to pay to each Lender such amount on the same Business Day as received by the Agent.

          Following any acceleration of the Borrowings pursuant to Section
12.02 of this Agreement, the Lenders shall share any payments subsequently received in accordance with Section 12.04 of this Agreement. Each Lender agrees to be bound by a decision of the Majority Lenders with respect to any direction given to the Agent pursuant to Section 12.02 of this Agreement. Each Lender shall, subject to Applicable Law, do all such acts and things as may be necessary or convenient to enable the Agent to act pursuant to any such direction.

Section 14.04 - Repayment by Lenders to Agent

     (a) Unless the Agent has been notified in writing by the Borrower at least one (1) Business Day prior to the date on which any payment to be made by the Borrower hereunder is due that the Borrower does not intend to remit such payment, the Agent may, at its discretion, assume that the Borrower has remitted such payment when so due and the Agent may, at its discretion and in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's Proportion or such other amount of such assumed payment. If the Borrower does not in fact remit such payment to the Agent, the Agent shall promptly notify each Lender and each Lender shall forthwith on demand repay to the Agent the amount of such assumed payment made available to such Lender, together with interest thereon until the date of repayment thereof at a rate determined by the Agent (such rate to be conclusive and binding on such Lender) in accordance with the Agent's usual banking practice for advances to financial institutions of like standing to such Lender.

     (b) Unless the Agent has been notified in writing by a Lender at least one (1) Business Day prior to a Drawdown Date or Conversion Date that such Lender does not intend to make available its Lender's Proportion of Prime Loans or Lender's Proportion or such other amount of Libor Loans to be made available on such Drawdown Date or Conversion Date, the Agent may, at its discretion, assume that each Lender has remitted funds in an amount equal to its Lender's Proportion of such Borrowing to the Agent and the Agent may, at its discretion and in reliance upon such assumption, make available to the Borrower on such Drawdown Date or Conversion Date an amount equal to such Lender's Proportion of such Borrowing. If a Lender does not in fact remit such funds to the Agent, the Agent shall promptly notify such Lender and such Lender shall forthwith on demand pay to the Agent the amount made available by the Agent on behalf of such Lender, together with interest thereon until the date of payment thereof at a rate determined by the Agent (such rate to be conclusive and binding on such Lender) in accordance with the Agent's usual banking practice for advances to financial institutions of like standing to such Lender.

Section 14.05 - Disclaimer of Agent

          The Agent makes no representation or warranty, and accepts no responsibility, with respect to the due execution, legality, validity, sufficiency or enforceability of this Agreement, the Guarantee or any instrument or document referred to herein or therein or relative hereto or thereto. The Agent assumes no responsibility for the financial condition of the Borrower or CFC or for the payment of any of the Obligations or of the obligations of CFC under the Guarantee. The Agent assumes no responsibility with respect to the accuracy, authenticity, legality, validity, sufficiency or enforceability of any documents, papers, materials or other information furnished by the Borrower, CFC or any other Person to the Agent or to any Lender in connection with this Agreement or any matter referred to herein. The Agent shall incur no liability to the Lenders under or in respect of this Agreement or any documents delivered hereunder with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or wilful misconduct.

Section 14.06 - Acknowledgement of Lenders

          Each Lender acknowledges to the Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Borrower, CFC, Chrysler Canada and Chrysler Corporation and accordingly each Lender confirms to the Agent that it has not relied, and will not hereafter rely on the Agent:

     (a) to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Borrower, CFC, Chrysler Canada or Chrysler Corporation in connection with this Agreement (whether or not such information has been or is hereafter circulated to such Lender by the Agent);

     (b) to inquire as to the performance by the Borrower or CFC of their respective obligations under this Agreement or the Guarantee; or

     (c) to assess or keep under review on its behalf the financial condition, creditworthiness, affairs, status or nature of the Borrower, CFC, Chrysler Canada or Chrysler Corporation.

Section 14.07 - Successor Agent

          Subject to the appointment and acceptance of a successor agent as provided in this Section 14.07, the Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time for cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor agent with the approval of the Borrower (such approval not to be unreasonably withheld). Any successor agent appointed under this
Section 14.07 shall be a Lender which has an office in Toronto, Ontario.
If no successor agent shall have been appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring agent's giving of notice of resignation or the Majority Lenders' removal of the retiring agent, then the retiring agent may, on behalf of the Lenders and with the approval of the Borrower (such approval not to be unreasonably withheld), appoint a successor agent. Upon the acceptance of any appointment as Agent by a successor agent, such successor agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring agent, and the retiring agent shall be discharged from its duties and obligations under this Agreement. After any retiring agent's resignation or removal hereunder as the Agent, the provisions of this Agreement shall continue in effect for its benefit and for the benefit of the Lenders in respect of any actions taken or omitted to be taken by the retiring agent while it was acting as the Agent.

Section 14.08 - Notices Between the Lenders and the Agent

          All notices by the Lenders to the Agent shall be through the Agent's Branch of Account and all notices by the Agent to a Lender shall be through such Lender's Branch of Account.

Section 14.09 - Relations with Borrower and CFC

          Each Lender may deal with the Borrower or CFC in all transactions and generally do any banking business with either of them without having any liability to account to the other Lenders therefor. With respect to Royal's (i) Commitment and (ii) Lender's Proportion, Royal shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent at the Agent's Branch of Account.

          Save and except for communications between the Borrower and a Lender in respect of such Lender's commitment to make available Borrowings under the Tranche A Facility prior to an Event of Default, all communication with the Borrower and CFC by a Lender in connection with this Agreement shall be directed through the Agent.

Section 14.10 - Reliance by Agent on Notices, etc.

          The Agent shall be entitled to rely upon any writing, letter, notice, certificate, telecopy, cable, statement, order or other document believed by the Agent to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and, with respect to legal matters, to act upon advice of legal advisers selected by the Agent (including, on the consent of the Majority Lenders, in-house counsel of the Agent) concerning all matters pertaining to this Agreement, the Guarantee and the Agent's duties hereunder and the Agent shall incur no liability to the Borrower or any Lender by reason of relying on such document or acting on such advice.

Section 14.11 - Reimbursement for Agent's Expenses

          Each Lender agrees that it will, on demand, reimburse the Agent for such Lender's Proportion of any and all costs, expenses and disbursements (excluding normal overhead and salary expenses of employees of the Agent incurred in connection with the normal operation of this Agreement) which may be incurred or made by the Agent in connection with the making, performance and enforcement of this Agreement for which the Agent is not promptly reimbursed at any time by or on behalf of the Borrower, unless such costs or expenses and disbursements arise out of the Agent's gross negligence or wilful misconduct. The Agent shall not be obliged to expend its funds or otherwise incur any financial obligations in connection with this Agreement unless the Agent is so reimbursed.

Section 14.12 - Action by Agent

          The Agent shall have the right, subject to the provisions of this Agreement, to take such actions as the Agent deems necessary or refrain from taking such actions, or to give agreements, consents, approvals, or instructions to the Borrower, on behalf of the Lenders in respect of all matters referred to in or contemplated by this Agreement.

Section 14.13 - Waivers, Amendments, etc.

     (a) In Writing: No provision of this Agreement may be amended, waived, discharged or terminated orally nor may any breach of any of the provisions of this Agreement be waived or discharged orally other than (in each case) by an instrument in writing signed by the Borrower and the Agent, with the consent of the Majority Lenders, on behalf of the Lenders save and except as provided in this Section 14.13 and Section 14.18.

     (b) Agent's Consent: Any amendment or waiver of any provision of this Agreement which relates to the rights or obligations of the Agent shall require the written agreement of the Agent thereto.

     (c) Unanimous Consent: Where any amendment, waiver, discharge or termination relates to:

           (i) any alteration in the amount of any principal, interest, fees or other amount payable by the Borrower under this Agreement or any alteration in the currency or mode of calculation or computation thereof;

          (ii)  any change in the Guarantee;

         (iii) any lengthening or shortening of the time for any payments required to be made by the Borrower under this Agreement;

          (iv) any lengthening or shortening of the notice period for any Drawdown Date or Conversion Date;

           (v) any reduction in the principal amount of the Borrowings except as otherwise permitted under this Agreement;

          (vi)  any change in the Maturity Date;

         (vii) any change in the types of Borrowing available under this Agreement;

        (viii) an assignment or transfer by the Borrower of any of its rights and obligations under this Agreement;

          (ix)  the provisions of this Section 14.13; or

           (x) a change in the percentage specified in the definition of "Majority Lenders";

and where such amendment, waiver, discharge or termination is consented to in writing by the Agent and by all the Lenders, such amendment, waiver, discharge or termination shall be binding upon all the Lenders. In circumstances other than those contemplated in the foregoing provisions of this Section 14.13(c), an amendment, waiver, discharge or termination consented to by the Majority Lenders shall be binding upon all the Lenders.

Section 14.14 - Failure to Act

          No failure, omission or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder shall impair such right, power or privilege or operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

Section 14.15 - Agent's Duty to Deliver Documents, etc. Obtained from the
                Borrower and CFC

          The Agent shall promptly deliver to each of the Lenders such documents, papers, materials and other information as are furnished by the Borrower or CFC to the Agent on behalf of the Lenders pursuant to this Agreement and the Borrower or CFC, as applicable, shall provide the Agent with sufficient copies of all such information for such purpose. The Borrower and CFC authorize the Agent and each Lender to share among each other any information possessed by any of them regarding the Borrower or CFC. The Agent shall have no other obligation to provide any Lender with any credit or other information whatsoever with respect to the Borrower or CFC.

Section 14.16 - No Partnership

          Nothing contained in this Agreement and no action taken pursuant to it shall be deemed to constitute the Lenders a partnership, association, joint venture or other such entity.

Section 14.17 - Adjustments Among Lenders

     (a)  The Lenders agree that, after any acceleration pursuant to
          Section 12.02 or after the cancellation or termination of the Total Commitment, they will at any time or from time to time upon the request of any Lender through the Agent purchase portions of the Borrowings made available by the other Lenders which remain outstanding (excluding any Borrowings under the Tranche A Facility), and make any other adjustments which may be necessary or appropriate, in order that the amounts of the Borrowings made available by the respective Lenders which remain outstanding (excluding any Borrowings under the Tranche A Facility), as adjusted pursuant to this Section 14.17, will be in the same proportions as the amounts of the Commitments of the respective Lenders immediately prior to the cancellation or termination thereof.

     (b)  The Lenders agree that, after an acceleration pursuant to Section
          12.02 or after the cancellation or termination of the Total Commitment, the amount of any repayment made by the Borrower under this Agreement, and the amount of any proceeds of the exercise of any rights or remedies of the Lenders under this Agreement, which are to be applied against amounts owing hereunder, will be so applied in a manner so that to the extent possible the Borrowings made available by the respective Lenders which remain outstanding after giving effect to such application (excluding Borrowings under the Tranche A Facility) will be in the same proportions as the amounts of the Commitments of the respective Lenders immediately prior to the cancellation or termination thereof.

     (c) For greater certainty, the Lenders acknowledge and agree that without limiting the generality of the provisions of paragraphs
          (a) and (b) above, such provisions will have application if and whenever any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right including a right of set-off, or otherwise) on account of any moneys owing or payable by the Borrower to it hereunder (excluding any Borrowings under the Tranche A Facility) in excess of its Lender's Proportion of payments on account of moneys owing by the Borrower to all the Lenders hereunder.

     (d) The Lenders agree that, where a Lender has Borrowings outstanding under the Tranche A Facility and the Tranche B Facility immediately prior to any acceleration pursuant to Section 12.02 or the cancellation or termination of the Total Commitment, such Lender will apply amounts which are to be applied against amounts owing hereunder between such Tranche A Facility Borrowings and Tranche B Facility Borrowings on a pro rata basis in accordance with the amounts of such Borrowings then outstanding.

     (e) The Borrower agrees to be bound by and to do all things necessary or appropriate to give effect to any and all purchases and other adjustments made by and between the Lenders pursuant to this
          Section 14.17.

Section 14.18 - Amendment of this Article XIV

          Save and except for the provisions of Sections 14.07 and 14.13, the provisions of this Article XIV may be amended or added to, from time to time, by execution by the Lenders of an instrument in writing and such instrument in writing shall validly and effectively amend or add to any or all of the provisions of this Article XIV without requiring the execution of such instrument in writing by the Borrower, provided such amendment or addition does not adversely affect the rights or obligations of the Borrower. The Agent shall forward a copy of such written instrument to the Borrower as soon as practicable following the execution thereof by the Lenders.

Section 14.19 - Indemnification of Agent

          The Lenders hereby agree to indemnify the Agent in accordance with their respective Lender's Proportions from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent as Agent hereunder in any way relating to or arising out of this Agreement or the Guarantee or any action taken or omitted by the Agent under or in respect of this Agreement or the Guarantee; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The Agent may refrain from exercising any right, power or discretion or taking any action to protect or enforce the rights of any Lender under this Agreement until it has been indemnified and/or secured to its satisfaction against any and all costs, losses, expenses or liabilities (including legal fees) which it would or might sustain or incur as a result of such action or exercise.

Section 14.20  - The Co-Agents

          No Co-Agent in its capacity as such shall have any rights, duties or responsibilities hereunder, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against any Co-Agent in its capacity as Co-Agent.


                                   ARTICLE XV

                 SUCCESSORS AND ASSIGNS, JUDGMENT CURRENCY AND
                                 GOVERNING LAW

Section 15.01 - Successors and Assigns; Participations

          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that
(a) the Borrower may not assign its rights or obligations hereunder without the prior consent of all of the Lenders and (b) no assignment by a Lender of any of its rights or obligations hereunder shall be effective unless (i) the assignee is a Chartered Bank (unless otherwise agreed by the Borrower in its sole discretion), (ii) in the event of an assignment of less than all of such Lender's obligations, (A) the principal amount of such Lender's obligations so assigned shall be in an aggregate amount of $15,000,000 or greater and (B) after giving effect to any such assignment, the transferor Lender (together with any Lender which is an Affiliate of such transferor Lender) shall retain obligations hereunder in an aggregate amount of $15,000,000 or greater (unless, in each case, at the Borrower's discretion, a lesser amount is mutually agreed upon between the Borrower and such Lender), (iii) the Borrower and the Agent shall have consented to the making of such assignment (which consent in each case shall not be unreasonably withheld), (iv) the transferor Lender, the assignee, the Agent and the Borrower (if its consent to such assignment is required hereunder) shall have executed and delivered a supplement hereto in the form and substance set out in Schedule "N", and (v) the transferor Lender shall have paid to the Agent a registration and processing fee of $2,500; provided, however, that no consent by the Borrower shall be required in the case of assignments to a Chartered Bank that is an Affiliate of the assignor Lender or pursuant to an amalgamation, merger or consolidation of such Lender with another entity or a similar transaction involving such Lender. The Borrower shall upon request of the Agent or an assignee pursuant to this
Section 15.01 execute and deliver a form of undertaking for such assignee in the form and substance set out in Schedule "J".

          Each Lender may sell participations to another Chartered Bank in its Commitment or in all or any part of any Borrowing made available by it hereunder, in which event, the participant shall not have any rights under this Agreement or any document evidencing the Borrowing (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favour of the participant thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participations, provided that (a) the terms of any participation agreement or certificate relating to any such participation shall prohibit any subparticipations by such participant; (b) any such participation agreement or certificate shall permit the Lender granting such participations the right to consent to waivers, amendments or supplements to this Agreement without the consent of such participant except in the case of (i) waivers of any Default or Event of Default described in Section 12.01(a) or (b), and (ii) any amendment or modification extending the maturity of any Borrowing, or reducing the interest rate, Acceptance Fee or the facility fee, or extending the time of payment of interest thereon, or reducing the principal amount thereof, in each case to the extent such waiver, amendment or supplement directly affects such participant; and (c) a participating interest of at least $5,000,000 shall be sold pursuant to any such participation (unless, at the Borrower's discretion, a lesser amount is mutually agreed upon between the Borrower and such Lender).

Section 15.02 - Judgment Currency

          If for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement it becomes necessary to convert into the currency of such jurisdiction (herein called the "Currency") any amount due hereunder in any currency other than the Currency, then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose "rate of exchange" means the rate at which the Agent will, on the relevant date, sell such currency in Toronto against the Currency. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of payment of the amount due, the Borrower will, on the date of payment, pay such additional amounts (if any) as may be necessary to ensure that the amount paid on such date is the amount in the Currency which when converted at the rate of exchange prevailing on the date of payment is the amount then due under this Agreement in such other currency. Any additional amount due from the Borrower under this Section 15.02 will be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement.

Section 15.03 - Governing Law

          The parties agree that this Agreement is conclusively deemed to be made under, and for all purposes to be governed by and construed in accordance with, the laws of the Province of Ontario and of Canada applicable therein without reference to its conflict of laws provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 15.04 - Submission to Jurisdiction

          The Borrower hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding commenced by any party hereto relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive jurisdiction of the courts of the Province of Ontario. The Borrower consents to any such action or proceeding being brought in such courts, and waive any objection that they may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agree not to plead or claim the same. The Borrower agrees that service or process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth on the signature pages hereto or at such other address of which the Agent shall have been notified as set forth in
Section 16.01.


                                  ARTICLE XVI

                                     NOTICE

Section 16.01 - Form and Address for Notice

          Unless otherwise expressly provided herein, all notices, requests and demands or other communications to be given or made under this Agreement shall be in writing and may be delivered personally or sent by telecopy (with a follow-up copy sent by prepaid mail) or by prepaid mail and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made, in the case of personal delivery, when delivered, or in the case of telecopied notice, when telecopied, or in the case of mailing, when received, to the mailing or applicable telecopy number of a party indicated opposite the name of the party on the signature pages of this Agreement, or to such other address as may be hereafter notified as aforesaid by the party; provided that any notice, request, demand or other communication to or upon the Agent pursuant to Sections 4.02, 4.05, 5.02,
7.02 or 7.03 shall not be effective until received. In the event normal mail or courier service shall be interrupted by strike, force majeure or other cause, then the party sending the demand, request or notice shall utilize any one of the said services which has not been so interrupted or, failing the availability of any such service, any other mode of communication which shall ensure prompt receipt of such demand, request or notice by the other party or parties.


                                  ARTICLE XVII

                                 MISCELLANEOUS

Section 17.01 - Severability

          Any provision of this Agreement which is or becomes prohibited or unenforceable in any jurisdiction, does not invalidate, affect or impair the remaining provisions hereof in such jurisdiction and any such prohibition or unenforceability in any jurisdiction does not invalidate or render unenforceable such provision in any other jurisdiction.

Section 17.02 - Counterparts

          This Agreement may be executed in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument; any party may execute this Agreement by signing any counterpart of it.

Section 17.03 - Further Assurances

          The Borrower shall from time to time promptly upon the request of the Agent take such action, and execute and deliver such further documents, as shall be reasonably required in order to fully perform the terms of, and carry out the intention of, this Agreement.

Section 17.04 - Term of Agreement

          This Agreement shall terminate on the later of the termination of the Total Commitment and payment in full of all the Obligations.

Section 17.05 - New Lenders

          During the term of this Agreement with the consent of the Borrower, one or more additional Chartered Banks may become a party to this Agreement by executing a supplement hereto with the Borrower, substantially in the form and substance set out in Schedule "L" and, upon written notification thereof to the Agent, such Chartered Bank (herein called a "New Lender") shall become a Lender for all purposes from the date of such supplement and shall be bound by and entitled to the benefits of this Agreement and the Guarantee, and the signature pages of this Agreement shall be deemed to be amended to add the name, Commitment and Branch of Account of such New Lender. Effective as of the date on which any New Lender becomes a Lender pursuant to the provisions of this Section 17.05, the Total Commitment shall be increased by the amount of such New Lender's Commitment. If, on the date of such written notification to the Agent, there are Borrowings outstanding under the Tranche B Facility, the New Lender on that date shall make available its Lender's Proportion of such Borrowings by payment thereof on that date, or as soon thereafter as the Agent determines it is practicable to do so, to the Agent for the Borrower's account. Forthwith after receipt by the Agent from the New Lender of its said Lender's Proportion, the Agent shall make available to each Lender other than the New Lender on such payment date an amount equal to such Lender's Proportion (based upon a Total Commitment exclusive of the New Lender's Commitment) of such payment. Notwithstanding anything to the contrary, a Chartered Bank cannot become a New Lender when there are Libor Loans or Bankers' Acceptances outstanding under the Tranche B Facility.
The Borrower shall forthwith deliver an executed copy of the supplement to the Agent which shall, in turn, advise the Lenders of each addition of a New Lender hereunder, of the amount of its Commitment and of the amount of any Borrowings from it hereunder made simultaneously upon its addition.
The Borrower shall upon request of the Agent or a New Lender execute and deliver a form of undertaking for such New Lender in the form and substance set out in Schedule "J".

Section 17.06 - Increase in Commitments

          During the term of this Agreement, with the consent of the Borrower, any Lender may increase the amount of its Commitment by executing a supplement hereto with the Borrower, in the form and substance set out in Schedule "M", and upon written notification thereof to the Agent such Lender shall be bound by and entitled to the benefits of this Agreement and the Guarantee with respect to the full amount of its Commitment as so increased from the date of such supplement and the signature pages hereto shall be deemed to be amended to add the increased Commitment of such Lender. On and from the effective date upon which such Lender increases its Commitment pursuant to the provisions of this Section 17.06, the Total Commitment shall be increased by the amount of such Lender's additional Commitment. If, on the date of such written notification to the Agent, there are Borrowings outstanding under the Tranche B Facility such Lender on that date shall adjust its Lender's Proportion of such Borrowings, after giving effect to the increase in its Commitment, by payment of such adjusting amount on that date, or as soon thereafter as the Agent determines it is practicable to do so, to the Agent for the Borrower's account. Forthwith after receipt by the Agent from such Lender of the amount required to adjust its Lenders' Proportion, the Agent shall make available to each other Lender on such payment date an amount equal to such other Lender's Proportion (based upon a Total Commitment exclusive of the increase in the Lender's Commitment) of such payment. Notwithstanding anything herein to the contrary, a Lender cannot increase its Commitment when there are Libor Loans or Bankers' Acceptances outstanding under the Tranche B Facility. The Borrower shall forthwith deliver an executed copy of the supplement to the Agent which shall, in turn, advise the Lenders of such increase in the Commitment of a Lender and of the amount of any Borrowings from it hereunder made simultaneously upon such increase.

Section 17.07 - Conflict

          If there is any conflict between the provisions of this Agreement and the provisions of any document contemplated hereby or if the provisions of any document contemplated hereby are inconsistent with the provisions of this Agreement, then the provisions of this Agreement shall have priority over and shall override the provisions of such other documents.

          IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.



27777 Franklin Road                        CHRYSLER CREDIT CANADA LTD.
Southfield, Michigan
U.S.A.                                     By:    "David A. Robison"
48034-8286
                                           Title: "Vice President and
Attention:  Treasurer                             Treasurer"
Telephone:  810-948-3140
Telecopier: 810-948-3801



13th Floor, 200 Bay Street,                ROYAL BANK OF CANADA
South Tower,                               As Agent
Royal Bank Plaza
Toronto, Ontario                           By:    "David W. Cox"
M5J 2J5
                                           Title: "Senior Manager, Loan
Attention:  Manager, Operations                   Syndications and Asset
            Loan Structuring and                  Sales"
            Syndications
Telephone:  416-974-4154
Telecopier: 416-974-2407



Commerce Court West                        CANADIAN IMPERIAL BANK OF COMMERCE
7th Floor                                  As Co-Agent
Toronto, Ontario
M5L 1A2                                    By:    "Harold Chataway"

Attention:  Harold Chataway                Title: "Managing Director
            Managing Director                     Automotive Group
            Automotive Group                      North American Corporate
            North American                        Banking"
            Corporate Banking
Telephone:  416-980-5315
Telecopier: 416-980-8384



44 King Street West                        THE BANK OF NOVA SCOTIA
16th Floor                                 As Co-Agent
Toronto, Ontario
M5H 1H1                                    By:    "Cynthia P. Thomas"

Attention:  Cynthia Thomas                 Title: "Senior Relationship
            Senior Relationship                   Manager"
            Manager
Telephone:  416-866-4760                   By:    "Anthony S. Courtright"
Telecopier: 416-866-2009
                                           Title: "Unit Head"



Branch of Account             Commitment
                              (Millions)

                                 $100      ROYAL BANK OF CANADA

20 King Street West                        By:    "R.E. (Ron) Stanley"
10th Floor
Toronto, Ontario                           Title: "Senior Vice President
M5H 1C4                                           Corporate Banking -
                                                  Multinational"

Attention:  Glen D. Carter                 By:    "Glen D. Carter"
            Senior Manager
            Corporate Banking,             Title: "Senior Manager
            Multinational                         Corporate Banking -
Telephone:  416-974-4278                          Multinational"
Telecopier: 416-974-5938

Branch of Account             Commitment
                              (Millions)

                                 $90       CANADIAN IMPERIAL BANK OF COMMERCE

Commerce Court West                        By:    "Harold Chataway"
7th Floor
Toronto, Ontario                           Title: "Managing Director
M5L 1A2                                           Automotive Group
                                                  North American Corporate
Attention:  Harold Chataway                       Banking"
            Managing Director
            Automotoive Group
            North American
            Corporate Banking
Telephone:  416-980-5315
Telecopier: 416-980-8384


                                 $90       THE BANK OF NOVA SCOTIA

44 King Street West                        By:    "Cynthia P. Thomas"
16th Floor
Toronto, Ontario                           Title: "Senior Relationship
M5H 1H1                                           Manager"

Attention:  Cynthia Thomas                 By:    "Anthony S. Courtright"
            Senior Relationship
            Manager                        Title: "Unit Head"
Telephone:  416-866-4760
Telecopier: 416-866-2009


                                 $60       BANK OF MONTREAL

24th Floor                                 By:    "Surjit Rajpal"
First Canadian Place
Toronto, Ontario                           Title: "Managing Director
M5X 1A1                                           Diversified Corporate
                                                  Accounts, Corporate
Attention:  Algis Vaitonis                        Banking"
            Director, Diversified
            Corporate Accounts,            By:    "Kevin J. Malone"
            Corporate Banking
Telephone:  416-867-4092                   Title: "Director"
Telecopier: 416-867-5818


                                 $60       THE TORONTO-DOMINION BANK

55 King Street West                        By:    "Karl H. Schulz"
8th Floor
P.O. Box 1                                 Title: "Assistant Vice President
Toronto-Dominion Centre                           Corporate & Investment
Toronto, Ontario                                  Banking Group"
M5K 1A2

Attention:  B.E. (Rick) Van Waterschoot
            Manager, Corporate &
            Investment Banking Group
Telephone:  416-944-5824
Telecopier: 416-982-5018


                                 $40       BANK OF AMERICA CANADA

4 King Street West                         By:    "Jai S. Menon"
18th Floor
Toronto, Ontario                           Title: "Vice President"
M5H 1B6

Attention:  Richard Hall
            Assistant Vice
            President
Telephone:  416-863-4008
Telecopier: 416-863-5265

Branch of Account             Commitment
                              (Millions)

                                 $40       CHEMICAL BANK OF CANADA

100 Yonge Street                           By:    "William T. Carrothers"
Suite 900
Toronto, Ontario                           Title: "Vice President"
M5C 2W1

Attention:  Owen G. Roberts                By:    "Owen G. Roberts"
            Vice President
Telephone:  416-594-2259                   Title: "Vice President"
Telecopier: 416-594-2240


                                 $40       CREDIT LYONNAIS CANADA


One Financial Place                        By:    "David J. Farmer"
1 Adelaide Street East
Suite 2505                                 Title: "Vice President"
Toronto, Ontario
M5C 2V9

Attention:  David J. Farmer
            Vice-President
Telephone:  416-947-9355
Telecopier: 416-947-9471


                                 $40       CREDIT SUISSE CANADA

Credit Suisse Centre                       By:    "Alain Daoust"
525 University Avenue
Suite 1300                                 Title: "Associate"
Toronto, Ontario
M5G 2K6
                                           By:    "Angelo Bisutti"
Attention:  Alain Daoust
            Associate                      Title: "Associate"
Telephone:  416-351-3663
Telecopier: 416-351-3635


                                 $40       MORGAN BANK OF CANADA

Royal Bank Plaza                           By:    "Katharine B. Stevenson"
South Tower
22nd Floor, P.O. Box 80                    Title: "Vice President"
Toronto, Ontario
M5J 2J2

Attention:  Katharine B. Stevenson
            Vice President
Telephone:  416-981-9224
Telecopier: 416-865-1641


                                 $35       NATIONAL BANK OF CANADA

National Bank Building                     By:    "Lili L. Shain"
150 York Street, Suite 1200
Toronto, Ontario                           Title: "Vice President
M5H 3A9                                           North American Corporate
                                                  Banking"
Attention:  Anne L. Brown
            Manager,                       By:    "Anne L. Brown"
            North American
            Corporate Banking              Title: "Manager"
Telephone:  416-864-7760
Telecopier: 416-864-7682

Branch of Account             Commitment
                              (Millions)

                                 $25       ABN AMRO BANK CANADA

Aetna Tower, 15th Floor                    By:    "Joseph Cavanaugh"
79 Wellington Street West
P.O.  Box  114                             Title: "Vice President
Toronto-Dominion Centre                           Corporate Banking"
Toronto, Ontario
M5K 1G8                                    By:    "David Lam"

Attention:  Joseph Cavanaugh               Title: "Manager, Credit"
            Vice President
            Corporate Banking
Telephone:  416-367-0850
Telecopier: 416-367-1485


                                 $25       BANQUE NATIONALE DE PARIS (CANADA)

36 Toronto Street, 7th Floor               By:    "Mark B. Kolada"
Toronto, Ontario
M5C 2C5                                    Title: "Vice President & Deputy
                                                  Branch Manager"
Attention:  Mark B. Kolada
            Vice President &               By:    "Linda L. Barrett"
            Deputy Branch Manager
Telephone:  416-947-3534                   Title: "Account Officer"
Telecopier: 416-947-3541


                                 $25       SWISS BANK CORPORATION (CANADA)
P.O. Box 103
207 Queen's Quay West                      By:    "Blaise Ganguin"
Suite 780
Toronto, Ontario                           Title: "Associate Director
M5J 1A7                                           Merchant Banking"

Attention:  Blaise Ganguin                 By:    "Robin V. J. Scott"
            Associate Director
            Merchant Banking               Title: "Director
Telephone:  416-203-4263                          Merchant Banking"
Telecopier: 416-864-4385


                                 $25       UNION BANK OF SWITZERLAND (CANADA)

154 University Avenue, 7th Floor           By:    "Cheryl Tibbetts"
Toronto, Ontario
M5H 3Z4                                    Title: "Senior Account Officer"

Attention:  Mark O. Bohn
            Assistant Vice                 By:    "Mark O. Bohn"
            President
            Corporate & Institutional      Title: "Assistant Vice President
            Banking                               Corporate & Institutional
Telephone:  416-343-1762                          Banking"
Telecopier: 416-343-1700


                                 $15       DAI-ICHI KANGYO BANK
                                           (CANADA)

P.O. Box 295, Suite 5025                   By:    "M. Takemoto"
Commerce Court West
Toronto, Ontario                           Title: "Vice President
M5L 1H9                                           Corporate Banking"

Attention:  Robin Dunbar
            Vice President
Telephone:  416-947-8514
Telecopier: 416-365-7314

Branch of Account             Commitment
                              (Millions)

                                 $15       DRESDNER BANK CANADA

2 First Canadian Place                     By:    "William J. Eeuwes"
Suite 1700
P.O.  Box 430                              Title: "Vice President"
Toronto, Ontario
M5X 1E3
                                           By:    "Ramona Sankar"
Attention:  William J. Eeuwes
            Vice President                 Title: "Assistant Treasurer"
Telephone:  416-369-8332
Telecopier: 416-369-8362


                                 $15       NATIONAL WESTMINSTER BANK OF CANADA

Suite 2060, South Tower                    By:    "Neil L. Stride"
Royal Bank Plaza
P.O. Box 10                                Title: "Vice President"
Toronto, Ontario
M5J 2J1
                                           By:    "Paula McArdle"
Attention:  Paula McArdle
            Assistant Vice                 Title: "Assistant Vice President"
            President
Telephone:  416-865-0170
Telecopier: 416-865-0934


                                 $15       SOCIETE GENERALE (CANADA)
Scotia Plaza
100 Yonge Street                           By:    "Eric Dhoste"
Suite 1002
Toronto, Ontario                           Title: "Senior Vice President
M5C 2W1                                           Ontario & Western Canada"

Attention:  Duncan Irvine                  By:    "Duncan Irvine"
            Senior Manager
            Corporate Banking              Title: "Senior Manager
Telephone:  416-364-2864                          Corporate Banking"
Telecopier: 416-364-9996


                                 $15       THE BANK OF TOKYO CANADA

Suite 2100, South Tower                    By:    "Ted S. Vanderlaan"
Royal  Bank  Plaza
P.O. Box 42                                Title: "Assistant Vice President"
Toronto, Ontario
M5J 2J1

Attention:  Ted S. Vanderlaan
            Assistant Vice President
Telephone:  416-865-8954
Telecopier: 416-865-9511